EXHIBIT 99

                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is made as of the 14th day of March, 2005, between SPIRIT OF AMERICA NATIONAL BANK, a national banking association, as assignee of Catherines, Inc. ("Purchaser"), with a principal place of business in Milford, Ohio and an address at 450 Winks Lane, Bensalem, PA 19020, and CITIBANK USA, N.A., formerly known as Hurley State Bank a national banking association ("Seller"), with an address at 701 East 60th Street North, Sioux Falls, SD 57104 and, for the purposes of paragraphs 2.5, 3.1, 9.2 and 9.7 hereof, CATHERINES, INC., a Delaware corporation with an address at 450 Winks Lane, Bensalem, PA 19020.

                              W I T N E S S E T H:

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, upon the terms and conditions set forth herein, the Assets to be Sold (as defined herein);

         NOW, THEREFORE, Purchaser and Seller agree, on the terms and conditions herein set forth, as follows:

1. Definitions For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Account" means a credit account on which a purchase transaction may be or has been made by (or by a person authorized by) the Cardholder pursuant to a Credit Card.

         "Account Balance" means any and all amounts owing to Seller in respect of such Account by the Cardholder (including principal amounts for the payment of goods and services, accrued interest, periodic finance charges, late charges, fees and any and all other finance and service charges, fees and expenses) whether or not billed, including Ineligible Account Dollars.

         "Account Duties" means the duties to the Cardholders under the Cardholder Agreements to bill, administer and collect the Assets to be Sold.

         "Adjusted Closing Statement" has the meaning set forth in Section
3.2(b).

         "Adjusted Payment Amount" means an amount calculated in the same manner as the Payment Amount, except that such amount shall be calculated to take into account (w) transactions occurring between the Valuation Date and the Transfer Date, (x) any transactions that were unposted or unaccounted for as of the Transfer Date, including without limitation payments, credits, unallocated items, errors and other similar items relating to periods ending on or prior to the Transfer Date but posted to the Accounts after the Transfer Date, (y) the resolution on or after the Transfer Date of Cardholder Disputes, provided, however, that nothing herein shall limit Seller's ability to pursue its chargeback rights against Catherines, Inc. as set forth in the Existing Merchant Services Agreement related to disputes (other than credit disputes); and (z) information which became known to the parties which would (i) cause an Account to be classified as of the

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Transfer Date as an Ineligible Account or (ii) cause any portion of an Account
Balance to be classified as Ineligible Account Dollars as of the Adjustment Date due to matters arising on or before the Transfer Date. It is understood that the Transfer Date will occur in the middle of a Cycle for most Accounts. In order to adjust the Payment Amount as contemplated by this definition, Purchaser will prior to the Adjustment Date determine whether the circumstances giving rise to such adjustment (each, an "Adjustment Event") occurred on or prior to the Transfer Date. Seller shall cooperate with Purchaser in making such determination. Purchaser shall provide such documentation as Seller shall reasonably request to validate Purchaser's determination hereunder.

          "Adjustment Amount" has the meaning set forth in Section 3.2(b).

         "Adjustment Date" means the sixtieth (60th) day after the Closing Date (or, if such day is not a business day, the next succeeding business day).

         "Agreement" means this Purchase Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

         "Assets to be Sold" shall have the meaning set forth in Section 2.1.

         "Assignment and Bill of Sale" means that document prepared by Seller and delivered to Purchaser on the Closing Date which provides for the assignment and transfer to Purchaser of all of Seller's rights, title and interest in the Assets to be Sold in the form of Exhibit 2.

         "Assumption Agreement" means an assumption agreement from Purchaser to Seller in the form of Exhibit 3, pursuant to which Purchaser confirms its assumption and agreement to pay, perform and discharge the Credit Balances existing as of the Transfer Date and the Account Duties.

         "Cardholder" means a person to whom a Credit Card is issued and in whose name the Account, in connection with which the Credit Card may be used, is established.

         "Cardholder Agreement" means an agreement between Seller and a Cardholder under which one or more Credit Cards are issued or utilized.

         "Cardholder Dispute" means, as to any Eligible Account, any product or billing error dispute raised by a Cardholder which arises out of or relates to the business or operations of the Credit Card Business prior to the Transfer Date.

         "Certain Reaged Accounts" means (x) any Eligible Account which was reaged by Seller within the one (1) year period immediately preceding the Transfer Date and (y) any Eligible Account which on the Transfer Date is in any of the following programs maintained by Seller: LILI, CAP or Settlement, and (z) any Eligible Account which on the Transfer Date is in the Match Pay program maintained by Seller if the Match Pay program has resulted in a principal reduction on the Account made by Seller.



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         "Closing" shall have the meaning set forth in Section 4.

         "Closing Date" means the Transfer Date; provided however, that the Closing Date shall be delayed to a later date in the event that the parties mutually agree.

         "Closing Statement" means a statement prepared by one party hereto (subject to confirmation by the other party hereto) with respect to the books and records of the Credit Card Business as of the Transfer Date in the same form, and on the same basis, as the statement attached hereto as Exhibit 1.

         "Conveyance Documents" shall have the meaning set forth in Section 10.5(a) hereof.

         "Credit Balance" means, as to any Eligible Account, any and all amounts owing by Seller to the Cardholder in respect of such Account as a credit balance whether or not billed.

         "Credit Card" means a card issued by Seller or its Predecessor in Interest and bearing the name, logo or symbol(s) of Catherines, Catherines Advantage, Catherines Plus Sizes (including PS Plus Sizes . . . Plus Savings), Catherines Stout Shoppe, Clothes for Eve, Catherines, Inc., Virginia Specialty Stores, Added Dimensions, The Answer, Other Dimensions, VSSI, or Virginia Specialty Stores, Inc., and commonly known as a credit card.

         "Credit Card Business" means the Assets to be Sold, together with the other covenants, obligations, agreements and restrictions stated herein which relate to the Seller's business and operations relating to Credit Cards, and all aspects of Seller's Credit Card activities related thereto.

         "Cycle" shall mean each monthly billing cycle for an Account, as determined by Seller or Purchaser (as applicable) in accordance with its normal practice (or as otherwise mutually agreed).

         "Eligible Account" means any Account which is not an Ineligible
Account.

         "Existing Merchant Services Agreement" means the First Amended and Restated Merchant Services Agreement dated as of December 1, 1998, between Citibank USA, N.A., formerly known as Hurley State Bank, and Catherines, Inc., as amended by that certain First Amendment to Merchant Services Agreement dated July 23, 2001, that certain Second Amendment to Merchant Services Agreement dated as of April 13, 2004, that certain letter agreement dated May 26, 2004, and that certain Third Amendment to Merchant Services Agreement dated as of July 23, 2004, and as further modified, amended, or supplemented from time to time.

          "Financial Information Computation Date" shall have the meaning set forth in Section 8.3 hereof.



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         "Ineligible Account" means any of the following:

         (a) Any Account with respect to which the Cardholder has, prior to the Transfer Date, filed a petition or a petition has been filed against the Cardholder seeking relief under the federal bankruptcy law or any other law dealing with the insolvency of a consumer or the inability of a consumer to pay his debt, in either case for which notice of the same has been received by Seller or Purchaser not later than sixty (60) days after the Transfer Date;

         (b) Any Account which, on the Transfer Date, includes any amount which is more than one hundred seventy nine (179) days past due or otherwise represents a "charged off" Account on Seller's books;

         (c) Any Account as to which Seller shall, at any time prior to the Adjustment Date, have received notification, not thereafter rescinded, of any actual or possible fraud loss or lost or stolen Credit Card occurring prior to the Transfer Date, except to the extent the Account has been reaffirmed;

         (d) Any Account as to which Purchaser gives notice to Seller, on or before the Adjustment Date, with respect to which Purchaser reasonably demonstrates to Seller that the origination, administration or collection of such Account are not in material compliance with the Seller's policies, practices or procedures and, as a result, Purchaser's ability to collect the full account balance from the Cardholder has been adversely affected.

         (e) Any Account as to which Seller was notified prior to the Transfer Date by the Cardholder of a billing error or dispute (the subject matter of which was within the control of Seller) concerning the goods or services purchased using a Credit Card which has not been resolved prior to the Adjustment Date, or where Purchaser is notified after the Transfer Date of such dispute or billing error on Credit Card sales made prior to the Transfer Date which has not been resolved prior to the Adjustment Date; it being understood and agreed that, prior to the Adjustment Date, the existence of such billing error or dispute shall not prevent an Account from being an Eligible Account so long as the amount purported to be in error or dispute is included in the calculation of Ineligible Account Dollars and provided further that nothing herein shall limit Seller's ability to pursue chargebacks for non-credit related disputes against Catherines, Inc. pursuant to the Existing Merchant Services Agreement;

         (f) Any Account in which the Cardholder has died prior to the Transfer Date;

         (g) [Reserved];

         (h) Accounts in which the Cardholder's address as of the Transfer Date is not within the United States, District of Columbia, Puerto Rico or another United States territory or Canada or is not a U.S. A.P.O. or U.S. F.P.O. address;



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         (i) Accounts in which the Cardholder as of the date the Account was opened had not attained the age of eighteen (unless the Cardholder subsequently affirmed the Account after attaining the age of eighteen, it being agreed that use of the Credit Card by the Cardholder after attaining the age of eighteen shall be deemed an affirmation of the Account). If an Account is a joint account, such Account shall be an Ineligible Account only if no Cardholder of the Account has attained the age of eighteen; or

         (j) Accounts in which as of the Transfer Date the Cardholder is a business or which, to Seller's knowledge, otherwise represent a commercial receivable.

         "Ineligible Account Dollars" means the sum of the amounts, for all Eligible Accounts, as to which a Cardholder Dispute exists, calculated as of the Transfer Date.

         "Ineligible Account Purchase Agreement" means the Purchase Agreement between Fashion Service Corp., a Delaware corporation ("FSC"), and Seller dated of even date herewith pursuant to which FSC shall purchase and Seller shall sell certain of the Ineligible Accounts and related assets, which Ineligible Account Purchase Agreement shall be in the form attached hereto as Exhibit 5.

         "Interested Parties" means with respect to any securitization or other transfer of the Account Balances attributable to the Accounts, brokers, placement agents, rating agencies, certificate holders, investors, credit enhancement providers and other persons that may acquire an interest in the Account Balances (whether or not evidenced by securities), and their respective affiliates, accountants, attorneys and other representatives.

         "Interim Period" means the interval from the date of this Agreement to and including the Transfer Date.

         "Liens" means all assignments, security interests, claims, liens, encumbrances or rights or other interests of third parties whatsoever.

          "New Merchant Services Agreement" means any merchant services agreement entered into between Catherines, Inc. and Purchaser or any third party, in connection with a purchase by such third party of the Assets to be Sold.

         "Payment Amount" shall have the meaning set forth in Section 3.2.

         "Predecessor in Interest" means Hurley State Bank and any other bank or financial institution affiliated with Seller or Hurley State Bank or any special purpose entities created or administered by any of the foregoing, which in any case is in the chain of title of the Assets to be Sold.

         "Securitization Agreement" shall mean an agreement between Seller and a third party which may include a limitation or delay in the timing of the Seller's right to cause the purchase (or Catherines's or Purchaser's right to purchase) of the receivables on


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

certain Accounts covered under such securitization agreement under the Existing Merchant Services Agreement.

         "Service Agreement" shall mean an Agreement between Purchaser and Seller, in the form attached hereto as Exhibit 6.

         "Transfer Date" means the close of business on March 18, 2005, or such other date as the parties may mutually agree.

         "Valuation Date" means a mutually agreeable date not less than three
(3) days nor more than five (5) days prior to the Transfer Date.

2.       Assets to be Sold, Assumption of Credit Balances

         2.1 Sale and Purchase

         On the Transfer Date, Seller agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from Seller, all rights, titles and interests of Seller in and to the properties and assets of the Credit Card Business excluding the Ineligible Accounts but including, without limitation, the following assets and properties as in existence on the Transfer Date (collectively, the "Assets to be Sold"):

         (i) All Eligible Accounts (including the Account Balances thereunder);

         (ii) All Cardholder Agreements relating to Eligible Accounts; and

         (iii) All Books and Records (as defined in Section 2.4).

         The sale of the Eligible Accounts (including the Account Balances thereunder) and the other Assets to be Sold is made without recourse to Seller, subject only to Seller's representations and warranties under Section 8, and Seller's indemnification under Section 7.1.

         2.2 Transfer and Assumption

         On the Transfer Date Purchaser agrees to assume, and Seller agrees to transfer to Purchaser, the Credit Balances and Account Duties relating to the Eligible Accounts by execution and delivery to Purchaser on the Transfer Date of the Assignment and Bill of Sale (and such other document as are required to effectuate such sale) and Purchaser agrees to confirm such assumption by execution and delivery to Seller on the Transfer Date, of the Assumption Agreement.

         2.3 Consents

         Seller shall obtain and deliver to Purchaser, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Transfer Date, all consent(s) required to be obtained by Seller in connection with the sale, transfer and assignment to


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Purchaser of the Assets to be Sold, each of which is listed on Schedule 2.3 attached hereto.

         2.4 Books and Records

         Seller shall deliver to Purchaser and Purchaser shall on the Transfer Date receive possession of, any and all of Seller's right, title and interest in, all data, books, records, files (including, without limitation, all customer file notes, and affidavits and police reports on account claims) and any other written or recorded information directly relating to the Credit Card Business and the Assets to be Sold (collectively, "Books and Records"); provided, however, that Seller may retain any Books and Records directly relating to Ineligible Accounts except to the extent the same are sold to FSC pursuant to the Ineligible Accounts Purchase Agreement and provided further that Seller may retain one copy of the Books and Records for regulatory compliance purposes. Seller represents and Purchaser acknowledges that Seller only maintains customer service and collection notes in electronic format for a limited period of time (with the balance being stored on fiche intermingled with Seller's other accounts) and, therefore, the customer service and collection notes data to be transferred to Purchaser on the Closing Date in electronic format shall be limited to a twelve (12) month period preceding the Closing Date. For customer service and collection notes for periods prior to such twelve (12) months (and to the extent Seller otherwise retains possession of any Books and Records relating to the Assets to be Sold), Seller shall provide to Purchaser reasonable access to such information and shall promptly forward originals and copies of such information relating to individual account records to Purchaser in accordance with Section 6.6(f).

         2.5 Excluded Assets/Ineligible Accounts

         Nothing contained in this Agreement, or in any document executed in connection herewith, shall be deemed to transfer any of Seller's right, title and interest in, and the Assets to be Sold shall not include, the Ineligible Accounts, any other credit card accounts owned by Seller, Seller's names or marks used in association with the Accounts or the Credit Card Business, any credit insurance or debt cancellation program related to the Accounts or any other asset of Seller not specifically identified in Section 2.1 (the "Excluded Assets"), and Purchaser shall have no obligations or liabilities with respect to any Excluded Assets. Notwithstanding the foregoing, Catherines, Inc. has notified Seller of its election to purchase certain of the Ineligible Accounts in accordance with the provisions of the Existing Merchant Services Agreement and has assigned the right to purchase such Ineligible accounts to FSC. Seller shall transfer such Ineligible Accounts to FSC pursuant to the Ineligible Accounts Purchase Agreement. By execution of this Agreement, Catherines, Inc. acknowledges and agrees that it has assigned its right to purchase the Assets to be Sold to Purchaser and has assigned its rights to purchase such Ineligible Accounts to FSC.




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

3. Transfer Date, Conversion, Consideration for Assets to be Sold, Service Agreement.

         3.1 Transfer Date and Conversion. Until the Transfer Date, Seller will operate the Credit Card Business in the ordinary course of business, subject to and in accordance with this Agreement and the Existing Merchant Services Agreement. The parties agree that the Existing Merchant Services Agreement is hereby extended on the same terms and conditions until the Transfer Date and by execution of this Agreement, Catherines, Inc. agrees to such extension. In addition to the foregoing:

         (a) Between the date hereof and the Transfer Date, Seller and Purchaser shall mutually cooperate and take all action reasonably necessary to plan for and effectuate (i) the orderly conversion and delivery on the Transfer Date by Seller to Purchaser's processing system of the Assets to be Sold (regardless of how embodied or in what medium) relating to the Credit Card Business, and (ii) the operation by Purchaser of the Credit Card Business on and after the Transfer Date in the ordinary course of business. Schedule 3.1 attached hereto sets forth the current conversion plan for the transfer of the Accounts, including key dates for delivery of information (the "Conversion Schedule"). The parties agree to use commercially reasonable efforts to comply with the Conversion Schedule and Seller shall deliver to Purchaser the information requested on the dates specified (as the same may be revised by mutual consent) in the Conversion Schedule. In addition to the foregoing, promptly following execution of this Agreement, Seller shall provide to Purchaser an overview (the "Overview"), in reasonable detail, setting forth the credit scoring methodology, portfolio management process, credit limit and authorization processes, finance charge and late fee calculation methodologies (including any risk-based pricing), customer service interactive voice protocols (IVRs), and any other business process utilized in the management of the Assets to be Sold that will enable Purchaser to prepare to respond to Cardholder inquiries with respect to the service activity on the Accounts, which Overview shall be accurate and complete in all material respects. Purchaser acknowledges that the Overview is not an Asset to be Sold; however Purchaser shall be entitled to use the Overview in connection with the conversion, administration and operation of the Credit Card Business.

         (b) On the Transfer Date, Seller shall deliver to Purchaser's processing system a copy of the master data file for the Credit Card Business, in a form, substance, and manner sufficient to enable Purchaser to be able to operate the Credit Card Business in the ordinary course of business; provided, however, that such transfer shall not relieve Seller of its obligations under the Service Agreement.

         (c) Between the Valuation Date and the Transfer Date, Seller shall continue to operate the Credit Card Business in the ordinary course of business subject to and in accordance with this Agreement and the Existing Merchant Services Agreement and will provide daily trailing activity to Purchaser detailing all activity on the Accounts during such period.





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

         3.2 Payment Amount

         (a) The amount to be paid by Purchaser to Seller for the Assets to be Sold shall be an amount equal to (x) one hundred percent (100%) of the total of the Account Balances, net of all Credit Balances, on all Eligible Accounts other than Certain Reaged Accounts plus (y) an amount equal to fifty percent (50%) of the total of the Account Balances on all Certain Reaged Accounts less (z) the Ineligible Account Dollars as of the Transfer Date (the "Payment Amount"). At least three (3) days before the Transfer Date, Seller shall deliver a Valuation Date Closing Statement (the "Preliminary Closing Statement") to Purchaser setting forth the estimated Payment Amount as of the Valuation Date and shall provide Purchaser and its authorized representatives reasonable access to its Books and Records relating to the same. At the Closing, Purchaser will pay Seller by wire transfer in immediately available funds to an account designated by Seller an amount equal to the estimated Payment Amount shown in the Preliminary Closing Statement (subject to mutually agreed adjustments). Notwithstanding the foregoing, if the Payment Amount is paid to Seller prior to Seller's delivery of a complete set of the master tapes for the Eligible Accounts in accordance with the Conversion Schedule, then Seller shall hold the Payment Amount IN TRUST and shall not release the same from trust until delivery of such master tapes to Purchaser's representative. Sixty (60) days after the Transfer Date, the parties shall perform a "true-up" of the Payment Amount, as set forth in clause (b) below.

         (b) Within five (5) business days after finalization of the Adjusted Closing Statement as set forth in this Section 3.2(b), the Payment Amount shall be adjusted and either Purchaser or Seller, as the case may be, shall pay to an account designated by the other party, by wire transfer in immediately available funds, the Adjustment Amount. On the Adjustment Date, Purchaser shall prepare and deliver to Seller an adjusted Closing Statement (as modified by mutual agreement of the Purchaser and Seller, the "Adjusted Closing Statement") relating to and specifying in reasonable detail the calculation of the Adjustment Amount, together with the total Account Balance for each of the Eligible Accounts as of the Transfer Date and shall provide Seller and its authorized representatives reasonable access to its books and records relating to same. The "Adjustment Amount" shall be the difference between (i) the Payment Amount, and (ii) the Adjusted Payment Amount as set forth on the Adjusted Closing Statement, together with interest on such difference calculated at the federal funds rate (at weighted average daily rates reported by the Federal Reserve System) from the Transfer Date to the date of payment. A positive Adjustment Amount shall be payable by Seller to Purchaser; a negative Adjustment Amount shall be payable by Purchaser to Seller. Except for claims relating to a breach of representations and subject to the indemnification provisions hereunder, the adjustment set forth herein is the parties' sole remedy for mischaracterization of accounts as Eligible Accounts or Ineligible Accounts. The parties acknowledge that any Accounts which are determined to be ineligible accounts on the Adjustment Date which would have been purchased by FSC under the Ineligible Accounts Purchase Agreement had the same been designated as Ineligible Accounts on the Transfer Date shall thereupon be purchased by FSC pursuant to the Ineligible Account Purchase Agreement and Purchaser shall execute such assignments as Seller may request to effectuate such transfer to FSC on behalf of Seller. Seller and Purchaser


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hereby agree that Seller may offset against any such payment due Purchaser the amount owed to Seller by FSC under the Ineligible Accounts Purchase Agreement as a result of the sale of such accounts to FSC

         (c) Dispute Resolution. In the event Seller shall disagree with any item on the Adjusted Closing Statement provided by Purchaser, and if the parties are not able to agree to such modification, adjustment or other change, such dispute shall be handled in accordance with Section 14.1 of this Agreement. Any such request related thereto shall be in writing, with a copy provided simultaneously to Purchaser, and shall specify with particularity the adjustment, modification or other change requested. The determination of the Adjustment Amount rendered thereby shall be final.

         3.3 Service Agreement

         On or before March 15, 2005, Seller or Seller's servicing affiliate and Purchaser shall mutually execute and deliver the Service Agreement.

         3.4 Sales Tax

         Seller agrees to pay any sales, transfer, instrument, recording, or similar taxes payable by reason of the purchase and sale of the Assets to be Sold and the transfer and assumption of Credit Balances under this Agreement, except for any such taxes which may be imposed by the State of Ohio in connection with the recordation or filing of instruments or financing statements which evidence an indebtedness arising due to Purchaser's acquisition of the Assets to be Sold.

4.       Closing

         The closing in respect of the sale and purchase of the Assets to be Sold (the "Closing") shall take place on the Transfer Date at a location mutually agreed to by the parties.

5.       Agreements of Seller During Interim Period

         During the Interim Period:

         5.1 Access to Records and Information

         Seller shall afford to Purchaser and its authorized agents and representatives full access to the Books and Records. Seller shall during such period cause its personnel to provide to Purchaser assistance in Purchaser's investigation of matters relating to the Credit Card Business and to the Assets to be Sold; provided, however, that Purchaser's investigation shall be conducted at Purchaser's expense in a reasonable manner which does not unreasonably interfere with Seller's normal operations.





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

         5.2 Operation of Credit Card Business

         Except as otherwise required hereunder, Seller agrees to keep and maintain records and books of account in the same manner as it has in the past and as in effect on the date of this Agreement of all revenues and expenses with respect to the business and operations of the Credit Card Business. Seller further agrees in accordance with its past practices to use reasonable efforts (consistent with past practices) to collect or arrange for the collection of all revenues and other receipts with respect to the Credit Card Business, in accordance with the Existing Merchant Services Agreement and to otherwise operate the Credit Card Business in accordance with past practices and the provisions of the Existing Merchant Services Agreement.

         5.3 Communications with Cardholders

         Purchaser, with Seller's prior consent (which consent shall not be unreasonably withheld), shall, at Purchaser's expense, be entitled during the Interim Period to communicate with, and deliver information, brochures, bulletins, press releases and other communications to Cardholders concerning the transactions contemplated by this Agreement, any New Merchant Services Agreement, and the business and operations of Purchaser. In furtherance thereof, Seller, if so requested by Purchaser, shall on behalf of Purchaser, insert a communication from Purchaser to Cardholders in all billing statements made during one or more calendar months advising of the purchase and of any terms or changes which Purchaser proposes to make. In addition and subject to the foregoing, if Purchaser so elects, Seller will at the written request of Purchaser effect a single, simultaneous blanket mailing to all Cardholders, informing such Cardholders of the expected Transfer Date and of any terms or changes which will be imposed or made by Purchaser effective as of the Transfer Date. Except for costs such as envelopes and postage which would otherwise be incurred by Seller in connection with the billing statement referred to in the second sentence of this Section 5.3, Purchaser shall pay all of the costs of communications referred to in this Section. All notices and forms provided by Purchaser shall comply with all applicable laws and regulations. During the Interim Period, Seller shall not deliver any brochures, bulletins, press releases or other communications to Cardholders without Purchaser's prior consent except as necessary for the operation of the Credit Card business.

         5.4 Conduct of Business Prior to Transfer Date

         Except as may be otherwise required by law or regulatory requirement, or unless Purchaser otherwise consents in writing, between the date hereof and the Transfer Date:

         (a) Seller will manage and operate the Credit Card Business in the ordinary course of business and in substantially the same manner (except as otherwise required hereunder) as heretofore managed and operated by Seller;

         (b) With respect to the Credit Card Business, Seller will not engage or participate in any transaction or incur any obligation outside the ordinary course of business, and shall not engage or participate in any material or unusual transaction or


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voluntarily incur any material, extraordinary or unusual obligation, liability or commitment;

         (c) Seller will keep Purchaser informed on a current basis with respect to all material aspects of the Credit Card Business, will consult with Purchaser on an ongoing basis with respect to any material action proposed to be taken with respect to the Credit Card Business and will not take any such material action to which Purchaser objects, unless such action is required to comply with law and Seller will continue to comply with the terms of the Existing Merchant Services Agreement with respect to any such actions;

         (d) Seller will use all reasonable efforts to maintain good relations with its employees employed in the Credit Card Business and with Cardholders;

         (e) Until the date which is sixty (60) days prior to the Transfer Date, except as otherwise provided in the Existing Merchant Agreement, Seller will not materially decrease its expenditures on the Credit Card Business for advertising, promotion and similar purposes;

         (f) Seller will duly comply with all laws, rules and regulations applicable to the Credit Card Business, and will maintain customary insurance with respect to the properties and assets of the Credit Card Business in accordance with its past practice;

         (g) Seller will not transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to transfer, assign, encumber or otherwise dispose of any Accounts or Assets to be Sold, except for assignments of Accounts for collection in the ordinary course of business;

         (h) Seller will promptly advise Purchaser in writing of actions, suits or proceedings which are commenced, threatened or may arise against or, affecting the Credit Card Business and will promptly advise Purchaser in writing of any other actual or prospective material adverse change in the financial condition, business or prospects of the Credit Card Business;

         (i) Seller will not waive, compromise or settle any material claim owned by Seller relating to the Assets to be Sold and will not breach any material obligation under any contract, commitment or agreement relating to the Assets to be Sold;

         (j) Seller will take such actions or refrain from taking such actions as may be necessary to ensure the accuracy of the representations and warranties of Seller under this Agreement as of the Closing Date;

         (k) Except to the extent the information set forth in the Cardholder List is available to Seller independent of the Accounts and the Credit Card Business, Seller shall not sell, assign, transfer or disclose to any third party (including, without limitation, any affiliate of Seller) any names, telephone numbers, e-mail addresses or addresses of Cardholders (the "Cardholder List") and shall not use the Cardholder List for any purpose

(including, without limitation, marketing of other products of Seller or its affiliates)other than the operation of the Credit Card Business; and

         (l) Notwithstanding the prior provisions of this Section 5.4, commencing March 14, 2005, Seller shall not accept or process any applications for new Accounts. In the event Seller receives any application for a new Account after such date, to the extent permitted by applicable law, Seller shall promptly deliver same to Catherines, Inc. or its designee, and Catherines, Inc. or its designee shall be entitled to extend an offer to the applicant for an account issued by Catherines, Inc. or its affiliates. Catherines, Inc. or its designee shall make any such offer in full compliance with all applicable laws.

6.       Certain Agreements of Purchaser and Seller

         6.1 Cardholder Disputes

         Subject to its chargeback rights against Catherines, Inc. pursuant to the Existing Merchant Services Agreement, Seller shall be responsible for final resolution of all Cardholder Disputes (involving matters within Seller's control) of which Seller receives notice on or before the Transfer Date. Seller shall either resolve the Cardholder Dispute prior to the Transfer Date in accordance with its normal procedures and applicable law and regulations, or if it is unable to so resolve the Cardholder Dispute, mail such acknowledgements as are required by law or regulation, and promptly furnish to Purchaser all materials relating to the Cardholder Dispute. In addition, the Payment Amount shall be adjusted on the Adjustment Date pursuant to Section 3.2(b) of this Agreement to take into account Cardholder Disputes relating to matters arising prior to the Transfer Date of which Seller or Purchaser receives notice prior to the Adjustment Date.

         6.2 Purchaser's Securitization of Accounts.

         Seller shall make available such additional information regarding the Credit Card Business as is reasonably requested by Purchaser in connection with Purchaser's securitization or other transfer of the Account Balances attributable to the Accounts. Seller acknowledges that the disclosure of information relating to the Assets to be Sold to potential investors and their representatives in connection with Purchaser's securitization of the Accounts shall not be limited by the obligations of Section 6.3; provided, however, that
(i) Purchaser shall only disclose such information as is reasonably required to support the securitization and the sale of the certificates issued thereunder and (ii) Purchaser shall advise such potential investors and their representatives of the confidential nature of such information. If Purchaser becomes aware of any use of such information by such investors or their representatives contrary to the terms of this Agreement, Purchaser shall promptly notify Seller and shall cooperate in Seller's efforts to protect the confidentiality of such information; provided, however, that Purchaser shall not be liable to Seller for any damages to Seller resulting from the breach of such confidentiality by such potential investors and their representatives. Without limiting the foregoing, Seller hereby acknowledges and agrees that Seller has consented to the disclosure of information regarding the Seller and any Predecessor in Interest and the origination and servicing of the Accounts which was included in the Offering Memorandum dated July 21, 2004 (the "Offering Memorandum"). Seller hereby agrees that (i) updated information of the type set forth in the Offering Memorandum may be included in materials prepared by Purchaser or its transferee and delivered to Interested Parties in connection with the securitization of the Accounts; and (ii) Purchaser may assign its rights and remedies under this Agreement, the Service Agreement and the Conveyance Documents to subsequent holders of the Assets to be Sold in conjunction with Purchaser's securitization of the Accounts. In addition to the foregoing, Seller shall reasonably cooperate with Purchaser and provide such additional information as is reasonably required by the Interested Parties for the addition of the Accounts to Purchaser's securitization program.

           6.3  Confidentiality of Information

                  (a) In accordance with this Agreement, until the Closing, Purchaser and its agents and representatives shall treat all information obtained in the investigation or otherwise from or on behalf of Seller and not otherwise known to Purchaser or its affiliates or already in the public domain (or subsequently entering the public domain other than as a result of breach of Purchaser's obligations under this Section) as confidential, and shall not disclose such information to third parties (other than Purchaser's affiliates, accountants, attorneys, and other representatives who agree to be bound by Purchaser's obligations under this Section 6.3(a), or governmental agencies and regulators and except as otherwise provided in Section 6.2) except as may otherwise be required by law. Purchaser agrees that until the Closing of this Agreement, it will not sell to third parties any lists of Accounts derived from the Accounts purchased hereunder.

                  (b) In accordance with this Agreement, from the date hereof and for a period of two (2) years after the Transfer Date, Seller shall (and shall cause its affiliates and each Predecessor in Interest to) treat the Books and Records (including without limitation Cardholder Lists) which are retained by it as confidential, and will not (and will not permit any Predecessor in Interest to) disclose such information to third parties except as required by law or in connection with tax matters and shall not make use of such information relating to the Assets to be Sold or the Books and Records in any manner. Information protected hereunder includes "NPI," which for purposes of this Agreement, includes "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 and personally identifiable information protected under the applicable laws, rule or regulation of any jurisdiction, all as may be amended from time to time (collectively, "Privacy Laws"). Seller shall undertake, and shall cause its agents and representatives to undertake, measures to protect NPI from unauthorized disclosure that are consistent, in all material respects, with the requirements of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 CFR part 364, Appendix B). In addition to the foregoing, Seller shall protect and treat all NPI as confidential for such longer period of time as may be required by the Privacy Laws.

                  (c) In accordance with this Agreement, for a period of two (2) years after the Transfer Date, except for permitted disclosures as provided in
Section 6.2 Purchaser shall treat all information disclosed to Purchaser by Seller in connection with this Agreement and the transaction contemplated hereunder (excluding the Books and Records and information otherwise known to Purchaser or in the public domain due to no breach of this Section by Purchaser) as confidential, and will not (and will not permit any affiliate to) disclose such information to third parties except to Purchaser's affiliates, accountants, attorneys and other representatives with a need to know who agree to be bound by Purchaser's obligations under this Section, governmental agencies and regulators, as required by law or in connection with tax matters, and shall not make use of such information in any manner other than to effectuate the transaction contemplated by this Agreement.

         6.4 Payments Received by Seller and Purchaser

         Seller will hold in trust for and promptly remit to Purchaser (in the form received, properly endorsed to Purchaser and, where possible, properly identifying the Account on which payment was received) all monies, checks and other payments on Accounts (including all recoveries on Accounts in which the balance was previously written off by Seller prior to the Transfer Date) which are received by Seller after the Transfer Date on any Accounts purchased hereunder by Purchaser from Seller. Seller hereby authorizes and empowers Purchaser to sign and endorse Seller's name on all checks, drafts, money orders or other forms of payment relating to such Accounts purchased by Purchaser.

         Purchaser will hold in trust for and promptly remit to Seller or its designee (in the form received, properly endorsed to Seller and, where possible, properly identifying the Account on which payment was received) all monies, checks and other payments on Ineligible Accounts which are received by Purchaser after the Transfer Date on any Accounts not purchased hereunder by Purchaser from Seller. Seller hereby directs Purchaser to remit such funds received on account of all Ineligible Accounts which are purchased by FSC to FSC and to remit all such funds received on account of all other Ineligible Accounts directly to Seller.

         6.5  Collection of Purchased Accounts

         Purchaser shall have the right to take, or cause to be taken, such action to enforce Purchaser's rights with respect to any Account purchased hereunder as Purchaser may deem necessary or appropriate in the circumstances. Upon Purchaser's request, Seller shall execute in favor of Purchaser such Account-specific assignment documents as may be reasonably necessary to allow Purchaser to pursue, in Purchaser's own name, collection or enforcement action on the Accounts. Seller hereby constitutes and appoints Purchaser its true and lawful attorney-in-fact for such purpose, with full power of substitution in the premises, to endorse checks, drafts, orders and other instruments tendered in payment of any Account and to settle, compromise, prosecute or defend any claims Purchaser or Seller may have with respect such instruments. This power of attorney shall be deemed to be a power coupled with an interest. Any collection of such

Accounts by Purchaser shall be performed in accordance with all applicable laws and regulations.

           6.6  Further Assurances/Post-Closing Covenants

The parties hereto hereby covenant as follows, which covenants shall survive the Transfer Date:

         (a) On and after the Transfer Date, Seller shall (for itself and for its Predecessor(s) in Interest) (i) execute, acknowledge and deliver all such acknowledgements, certificates, assignments and other instruments and take such further action as may be reasonably necessary and appropriate effectively to vest in Purchaser the full legal and equitable title to the Assets to be Sold, free and clear of all Liens, and (ii) use reasonable efforts to assist Purchaser in the orderly transition of the operations acquired by Purchaser. In addition, to the extent transferable, as soon as reasonably practicable after the Transfer Date, Seller shall assist in the acquisition by Purchaser (or relinquish for the benefit of Purchaser) of all toll-free customer service telephone numbers which are dedicated solely to servicing the Accounts.

         (b) On and after the Transfer Date, Purchaser shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be necessary and appropriate to relieve and discharge effectively Seller from any obligations remaining under those liabilities and obligations assumed by Purchaser pursuant to the terms hereof.

         (c) On and after the Transfer Date, Seller and Purchaser shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party to aid in the preparation of any regulatory filing, financing statements, financial statement or tax return; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement.

         (d) Within thirty (30) days after the Transfer Date, Seller shall provide to the credit reporting agencies used by Seller in connection with the Credit Card Business a letter of closure and deletion of the Seller's "Catherines" trade line records.

         (e) Seller shall, for a period of ninety (90) days commencing on the Transfer Date, for no additional consideration, reasonably cooperate with the Purchaser in connection with the conversion of the Accounts to Purchaser's processor limited to answering any questions regarding data and the portfolio within Seller's knowledge and providing additional information on interpreting the data to the extent within Seller's knowledge.

         (f) To the extent not provided to Purchaser on the Transfer Date, and provided Seller maintained such information in connection with the operation of the Credit Card Business, subsequent to the Transfer Date Seller shall provide to Purchaser, no later than seven (7) business days after written request from Purchaser accompanied with such information as is reasonably required by Seller to identify the records requested, either electronic copies or paper copies of the following general media: credit card transaction posting documents, credit limit decrease letters, letters received by the customers and support letters sent to customers for those customers who request specific reasons for declination for a request for increase in credit, billing statement copies, proof of claims for filing bankruptcy filings and copies of payment media (electronic, phone payments or imaged copies of checks), and customer service and collection service notes, subject to the limitations on Seller's obligation to maintain such items as set forth on Exhibit 4 (the "Supplemental Information"). Purchaser shall pay Seller a fee of $1.00 per item delivered. Without limiting the foregoing, following the Transfer Date, Seller shall cooperate with Purchaser in providing Supplemental Information requested by Purchaser relating to the Accounts as set forth on Exhibit 4 and covering the time periods set forth on
Exhibit 4. Seller shall maintain all Supplemental Information which is in its possession or control in accordance with Seller's record retention policy as in effect on the date hereof and shall use commercially reasonable efforts to maintain the availability of such Supplemental Information. Supplemental Information shall be made available to Purchaser, to the extent that the same is then available to Seller, for so long as the same is maintained by Seller in accordance with such record retention policy. Seller represents that its record retention policy as related to Supplemental Information is in compliance with all applicable laws, rules and regulations.

         (g) Seller agrees that from and after the date hereof, Seller shall not and shall not permit any Predecessor in Interest to sell to third parties the Cardholder List or use any such Cardholder List for its own benefit (including, without limitation, marketing competing credit cards) except as necessary for the operation of the Credit Card Business. This Section (g) shall not preclude Seller from using such information to the extent the same was available to Seller independent of the Accounts and the Credit Card Business (such as if the Cardholder is also the holder of another credit card issued by Seller and such information is held by Seller by virtue of such other credit card).

         (h) On and after the Transfer Date, Seller and Purchaser shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party to aid in the defense by the other party of any pending or threatened suit, arbitration, bankruptcy proceeding or other legal proceeding or investigation relating to the Credit Card Business, an Account or a Cardholder; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement.

         (i) Within sixty (60) days after the Transfer Date, Purchaser shall reissue new credit cards to Cardholders for all Eligible Accounts which have had account activity within the eight (8) year period prior to the Transfer Date, which new credit cards shall not bear any logo of Seller. Purchaser shall request Cardholders replace their existing Credit Cards with the newly issued credit cards. Seller agrees that Purchaser shall be entitled to continue accepting the existing Credit Cards following the Transfer

Date. Following the Transfer Date Purchaser shall use diligent efforts to ensure that all Cardholders receive and use only the new credit cards.

         (j) Between the date hereof and the Transfer Date, subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or appropriate hereunder to consummate the transactions contemplated by this Agreement. Each party further agrees to use its commercially reasonable efforts to obtain consents of all third parties and governmental agencies necessary for the consummation of the transactions contemplated by this Agreement.

         (k) [Reserved].

7.       Indemnification

         7.1 Indemnification by Seller

         Seller will defend and indemnify Purchaser and hold Purchaser harmless for, from and against any claim, demand, liability, loss, cost or expense, including reasonable attorneys' fees, which shall result from or arise out of or be incurred in connection with (i) the untruthfulness of any of Seller's representations or warranties contained in this Agreement, (ii) the breach by Seller of any of its covenants or agreements herein contained, or (iii) the breach by Seller of any of its covenants or agreements in the Assignment or Bill of Sale, or (iv) any liability or obligation, contingent or otherwise, of Seller relating to the Credit Card Business which is not assumed by Purchaser pursuant to this Agreement or the Assumption Agreement and which exists on, or arises out of any event or condition occurring or existing at any time prior to, the Transfer Date (including without limitation liabilities arising from any Account Duties existing as of the Transfer Date which have not been fulfilled by Seller prior to the Transfer Date or which relate to periods prior to the Transfer
Date); provided, however, in no event shall Seller be obligated under this
Section 7.1 to defend, indemnify and hold Purchaser harmless, for, from and against any claim, demand, liability, loss, cost or expense which shall result from Purchaser's willful misconduct or gross negligence.

         7.2 Indemnification by Purchaser

         Purchaser will defend and indemnify Seller and hold it harmless for, from and against any claim, demand, liability, loss, cost or expense, including reasonable attorneys' fees, which shall result from or arise out of or be incurred in connection with (i) the untruthfulness of any of Purchaser's representations or warranties in this Agreement, (ii) the breach by Purchaser of any of its covenants or agreements herein contained, (iii) the breach by Purchaser of any of its covenants or agreements in the Assumption Agreement,
(iv) any liabilities, contingent or otherwise, assumed by Purchaser pursuant to this Agreement or the Assumption Agreement; or (v) the operation by Purchaser of the Credit Card Business from and after the Transfer Date; provided, however, that in no event shall Purchaser be obligated under this Section 7.2 to defend and indemnify Seller and hold Seller harmless for, from and against any claim, demand, liability, loss, cost or expense which shall result from Seller's willful misconduct or gross negligence.

         7.3      Indemnification Procedures.

         In case any claim is made, or any suit or action is commenced against either Seller or Purchaser in respect of which indemnification may be sought under Section 7.1 or 7.2 (the "Indemnitee"), the Indemnitee shall promptly give the other party (the "Indemnitor") notice thereof and the Indemnitor shall be entitled to participate in (or, if the Indemnitee does not desire to defend, to conduct) the defense thereof at the Indemnitor's expense. The Indemnitor may (but need not) defend or participate in the defense of any such claim, suit or action, but the Indemnitor shall promptly notify the Indemnitee if the Indemnitor shall not desire to defend or participate in the defense of any such claim, suit or action. If the Indemnitor fails to provide a defense of any such claim and the Indemnitee provides the defense, the Indemnitor shall be responsible for payment of the reasonable legal fees incurred by the Indemnitee in connection with such participation. Nothing herein shall obligate the Indemnitor to undertake such defense. The Indemnitee may at any time notify the Indemnitor of its intention to settle or compromise any claim, suit or action against the Indemnitee in respect of which payments may be sought by the Indemnitee hereunder (and in the defense of which the Indemnitor has not previously elected to participate), and the Indemnitee may settle or compromise any such claim, suit or action unless the Indemnitor notifies the Indemnitee in writing (within ten (10) days after the Indemnitee has given the Indemnitor written notice of its intention to settle or compromise) that the Indemnitor intends to conduct the defense of such claim, suit or action. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which the Indemnitee has defended or participated in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, the Indemnitor as fully as if the Indemnitor had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

         7.4      Limitation on Indemnification and Other Claims.

         (a) Notwithstanding anything to the contrary contained in this Agreement, except for claims arising from an alleged breach of Seller's representations set forth in Sections 8.7, 8.12 or 8.13 (all of which shall have no limitations), following the Transfer Date (and subject to the provisions of this Section 7.4(a)): (i) neither party shall have any obligation with respect to any indemnification payments payable pursuant to this Article 7 due to a breach or alleged breach of the representations contained in Article 8 or
Article 9 hereof except to the extent that the aggregate of all of such obligations (including all costs and reasonable attorneys fees incurred in connection therewith as otherwise provided above) exceed $500,000 (the "Floor"), in which case Indemnitor shall be responsible for all obligations in excess of the Floor; provided, however, that in the event any single claim, action or cause of action results in liability of $100,000 or more (including all costs and reasonable attorneys fees as provided above), such claim, action or cause of action shall not be subject to the Floor and the Indemnitor shall be responsible for the full amount of any such claim, action, or cause of action; (ii) the indemnification provided for herein shall not cover, and in no event shall any party hereto be liable for, any indirect damages claimed by the Indemnitee, including consequential, incidental, exemplary or punitive damages claimed by the Indemnitee (except that the indemnification provided for herein shall cover reasonable attorneys fees incurred by the Indemnitee as otherwise provided above and shall also cover judgments awarded to third parties for indirect damages, including consequential and punitive damages); and (iii) the aggregate amount of indemnification either party is obligated to provide under this Agreement shall not exceed the Payment Amount (the "Ceiling"), unless the claim arises from the willful misconduct of the Indemnitor. Notwithstanding the foregoing limits or any other provision of this Section 7.4(a) to the contrary, (i) any claims arising from an alleged breach of Seller's representations set forth in Sections 8.7, 8.12 or 8.13 shall not be subject to the Floor or the Ceiling and Seller shall be responsible for the full amount of any such claim and (ii) any claims arising from an alleged breach of Seller's representations set forth in Section
8.6 shall not be subject to the Floor for a period of sixty (60) days from the Transfer Date and Seller shall be responsible for the full amount of any such claim up to the Ceiling to the extent such claim is made within such sixty (60) day period. In addition, if as a result of a party's breach of a representation the Closing does not occur and this Agreement is terminated, all of the non-breaching party's and its affiliates' direct costs incurred as a direct result of the delay or failure to close by the Transfer Date (including without limitation costs related to the delay in conversion of the Accounts and costs related to Purchaser's anticipated securitization of the Accounts) shall be deemed direct damages of the non-breaching party not subject to the Floor. Furthermore, the Floor shall not in any event apply to Purchaser's damages arising from Seller's failure to use commercially reasonable efforts to comply with the Conversion Schedule as set forth in Section 3.1(a).

         (b) In calculating the amount of any losses of any Indemnitee under this Article 7, there will be subtracted the amount of any third-party payments (including insurance payments) actually received by the Indemnitee with respect to such losses; provided, however that nothing herein shall limit such third party's rights to pursue recovery against the Indemnitor for any such payments made by such third party. In the event that the Indemnitor reimburses the Indemnitee for any losses prior to the occurrence of the events contemplated above, the Indemnitee will remit to the Indemnitor any such amounts that the Indemnitee subsequently receives in reimbursement of such losses (not to exceed the amount previously reimbursed in respect thereof).

         (c) Without limiting their respective rights and obligations as set forth elsewhere in this Article 7, and subject to the procedures for indemnification claims set forth in this Article 7, Seller or Purchaser as an Indemnitee, as the case may be, will act in good faith, will use commercially reasonable efforts to mitigate any losses, will use similar discretion in the use of personnel and the incurring of expenses as the Indemnitee would use if they were engaged and acting entirely at their own cost and for their own account, will render to the Indemnitor such assistance as Indemnitor may reasonably require in order to insure prompt and adequate defense of any suit, claim or proceeding, and will consult regularly with the Indemnitor regarding the conduct of any proceedings or the taking of any action for which indemnification may be sought.

         (d) After the Closing Date, except for those matters expressly addressed in Article 3, this Article 7 will constitute Purchaser's and Seller's exclusive remedy for any of the matters addressed in this Article 7; provided, however, that nothing contained herein shall prevent an Indemnitee from pursuing remedies as may be available to such party under applicable law in the event of an Indemnitor's failure to comply with its indemnification obligations hereunder.

         (e) The Indemnitor shall be subrogated to any claims or rights of the Indemnitee as against any other persons with respect to any amounts paid by the Indemnitor under this Article 7. The Indemnitee shall cooperate with the Indemnitor, at the Indemnitor's expense, in the Indemnitor's assertion of any claim based on the right of subrogation.

8.       Warranties and Representations of Seller

         Seller represents and warrants to Purchaser as follows:

         8.1 Organization

         Seller is a national banking association duly organized and validly existing under the laws of the United States and is formerly known as Hurley State Bank.

         8.2 Authority

         Seller has the corporate power and authority to enter into and perform this Agreement and to effect the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement (and all documents, agreements, and instruments contemplated hereby) have been approved by all requisite corporate action on the part of Seller. This Agreement constitutes, (and each such document, agreement, and instrument when executed and delivered will constitute) a valid and binding obligation of Seller enforceable against it in accordance with their respective terms. No consents are required for the execution and performance of Seller's obligations hereunder except for the consents set forth on Schedule 2.3 attached hereto.

         8.3 Financial Information

Seller has provided to Purchaser financial information relating to the Credit Card Business, computed as of May 31, 2004 (the "Financial Information Computation Date"), which (i) includes as of the Financial Information Computation Date, the number of Eligible Accounts and Ineligible Accounts, the then Account Balance (or Credit Balance) of each, the average percentage of Cardholders who pay their Accounts in full for each billing cycle and the loss history of the Credit Card Business for the prior 36 months together with the additional Account information set forth on Schedule 8.3 hereof (collectively the "Financial Information"), (ii) is accurate in all material respects as of the respective date thereof and (iii) does not, as of such date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Preliminary Closing Statement will be accurate in all material respects as of the date thereof. The financial information underlying the Preliminary Closing Statement to be submitted to Purchaser, taken in the aggregate, will not differ materially from such financial information previously provided to Purchaser by Seller, except for non-materially adverse changes in the ordinary course of business and non-materially adverse changes contemplated by this Agreement. All charge or credit transactions (including payments) as to which the records thereof shall have been received by Seller on or before the Transfer Date shall have been posted to the appropriate Account as of the close of business on the Transfer Date. The master datafile and all other files delivered to Purchaser set forth true, correct and complete list of the Eligible Accounts and Account Balances as of the date of their preparation.

         8.4 Legal Proceedings

         There are no actions, suits or proceedings or governmental or regulatory violations or investigations which are pending, threatened or to the knowledge of Seller may arise, against or affecting the Assets to be Sold or the Credit Card Business or affecting the Assets to be Sold or Seller's ability to consummate this Agreement or the transaction contemplated hereunder.

         8.5 Finders or Brokers

         Seller has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby or thereby.

         8.6 Compliance with Law and Other Instruments

         The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller will not constitute a violation of or be in conflict with any applicable law or regulation. The business and operations of the Credit Card Business (including without limitation all origination procedures, credit approval procedures, finance charges, late fee calculation methodologies, disclosures, collection practices and marketing practices) have been conducted by Seller and its Predecessors in Interest in accordance with all applicable laws, rules and regulations and regulatory directives (including, without limitation, guidelines of the FFIEC) and the Assets to be Sold are not subject to any claim arising from any violation thereof. The execution, delivery and performance by Seller of this Agreement (and the documents, agreements, and instruments contemplated hereby) will not violate or be in conflict with Seller's charter or by-laws or any contract or other instrument to which it is a party or by which it is bound. All Accounts sold to Purchaser hereunder and all amounts paid thereunder are in compliance with all applicable laws and the obligation of the Cardholder to pay the unpaid Account Balance thereunder is legal, valid and binding and enforceable. Seller's fulfillment of all Account Duties has been performed in accordance with all applicable laws, rules and regulations.

         8.7. Condition of Assets to be Sold

         Seller is now the owner of all right, title and interest in and to all Assets to be Sold, free and clear of all Liens (other than those arising under this Agreement). On the date hereof, and on the Transfer Date, Seller is and will be, the owner of all right, title and interest in and to all Assets to be Sold, free and clear of all Liens (including, without limitation, any Lien related to the Securitization Agreements); and immediately after such sale, such ownership interest will be vested in Purchaser, in each case protected and perfected against all persons to the maximum extent permitted by law. Each Account Balance is, and on the Transfer Date will be, freely assignable and transferable to Purchaser. Each Account sold to Purchaser hereunder, as to which an Account Balance is used in computing the Payment Amount, will, as of the close of business on the Transfer Date, be an Eligible Account having an unpaid Account Balance owing, as of the close of business on the Transfer Date, equal to the Account Balance, if any, shown on the Preliminary Closing Statement, and the obligation of the Cardholder thereunder to pay such unpaid Account Balance will be fully effective and, except only for Cardholder Disputes (which are specifically addressed in Section 6.1 of this Agreement), will not be subject to any offset, counterclaim or other defense of any kind or nature or be the subject of any pending litigation or other judicial or administrative proceeding.

         8.8 Seller Agreements and Accounts

         Seller's Cardholder Agreements in effect on the date of this Agreement, and Seller's related periodic statement forms, are attached as Schedule 8.8.1 and Schedule 8.8.2, respectively. There are no other Cardholder Agreements or periodic statement forms in use or in effect on the date of this Agreement. The Cardholder Agreements and periodic statement forms comply in all material respects with all applicable laws and accurately represent the agreements between Seller and Cardholders and the methods of computing balances and finance charges. None of the Cardholder Agreements, periodic statement forms or Accounts includes a provision for annual fees and there are no obligations to Cardholders except as set forth in the Cardholder Agreements. There are no leases, contracts or other agreements that are material to the conduct of the Credit Card Business that would affect the purchase or operation thereof by the Purchaser. Seller is not in breach of any contract or agreement to be sold or transferred to the Purchaser hereunder. Seller shall, as of the close of business on the Transfer Date, be in possession of a genuine, valid and enforceable contractual obligation of the Cardholder under each Eligible Account sold to Purchaser, together with all the documents relating to each such Eligible Account.

         8.9 Credit Card Business

         Since the Financial Information Computation Date, except for changes resulting from the Third Amendment to the Existing Merchant Services Agreement dated as of July 23, 2004 and except as modified by Seller in accordance with this Agreement, Seller has not (i) effected any material or significant change in the accounting practices, procedures or methods employed in connection with the Credit Card Business, (ii) effected any material or significant change in its business, credit or, collection policies, re-aging policies, practices or procedures relating to the Credit Card Business or (iii) entered into any transaction or made any commitment or agreement in connection with the Credit Card Business other than in the ordinary course of such business and on commercially reasonable terms. Since the Financial Information Computation Date, there has not occurred any material adverse change (financial or otherwise) in the condition of the Assets to be Sold or the Credit Card Business or Seller's operation thereof.

         8.10 Fees and Charges; Compliance with law

         The fees and charges charged by Seller for the Accounts or reserved in the agreements evidencing the Accounts do not exceed the fees and charges permitted by all applicable laws. The accounting for, and disclosure to Cardholders of, all payments, credits, balances, finance charges, debits and all other fees and charges complies with (and at all times has complied with) all applicable laws and the Cardholder Agreements. The Accounts, the Cardholder Agreements, the periodic statements issued pursuant to the Accounts, the monies (including finance charges or fees) collected under the Accounts and any form letters sent to Cardholders do not violate and are in compliance with any and all applicable federal laws and regulations, and the foregoing do not violate and are in compliance with all applicable laws and regulations with respect to
(1) finance charge rate (including minimum finance charges), (2) balance calculation methods and assessments, and (3) disclosure and assessment of any fees (including late charges and returned check charges).

         8.11 Accounts Not Business Accounts

         None of the Accounts sold to Purchaser hereunder are with business entities or, to Seller's knowledge, otherwise represent commercial receivables.

         8.12 Conveyance of Assets to be Sold

         Seller is not insolvent at the time of the conveyance of title and the sale of the Assets to be Sold by Seller hereunder is a conveyance for reasonably equivalent value to Purchaser. At the time each Predecessor in Interest conveyed title to the Assets to be Sold to Seller or another Predecessor in Interest, such Predecessor in Interest was not insolvent and such conveyance was for reasonably equivalent value to such Predecessor in Interest. The transfer by Seller of the Assets to be Sold is not made for or on account of an antecedent debt and Seller will not be insolvent on the date of (nor will it become insolvent as a result of) such transfer. No transfer by Seller of any Asset to be Sold hereunder is or may be voidable under any law dealing with bankruptcy, insolvency, creditors' rights or similar laws. Schedule 8.12 sets forth a true and complete description of all transfers and assignments of the Accounts and all receivables related thereto that have occurred since Seller's or its Predecessors in Interests acquisition or origination of the Accounts.

         8.13 Securitization Agreements and Credit Insurance

         Seller has (i) removed all Accounts from the Securitization Agreements and removed any and all Liens related thereto from the Accounts and the Assets to be Sold and (ii) cancelled and terminated any credit insurance certificates on the Accounts and notified the affected Cardholders of such termination, all in accordance with applicable law and the same are of no further force and effect and Purchaser shall have no liability resulting therefrom. Upon request, Seller shall provide evidence of compliance with the foregoing. There are no Securitization Agreements in effect relating to the Assets to be Sold. From and after the date hereof, Seller shall not enter into any other Securitization Agreements with respect to the Assets to be Sold. Prior to the date hereof Seller has caused all Securitization Agreements (and all UCC financing statements filed in connection therewith), to the extent they affect the Assets to be Sold or the Credit Card Business, to be released and discharged, such that the Account Balances will be sold to Purchaser hereunder on the Transfer Date free of the encumbrances of any Securitization Agreements.

         8.14  Accuracy of Statements

         No statement contained in any document provided or delivered by Seller to Purchaser in connection with the transaction contemplated hereby, as of the date of such statement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained therein not misleading.

9.       Warranties and Representations of Purchaser

         Purchaser hereby represents and warrants to Seller as follows:

         9.1 Organization

         Purchaser is a national banking association duly organized and validly existing under the laws of the United States and is authorized to conduct its business under those laws.

         9.2 Authority

         Purchaser has the corporate power and authority to enter into and perform this Agreement and to effect the transactions contemplated hereby. The execution, delivery and performance of this Agreement, (and all documents, agreements, and instruments contemplated hereby) have been approved by all requisite corporate action on the part of Purchaser, and this Agreement constitutes (and each such document, agreement and instrument when executed and delivered will constitute) a valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms. Catherines, Inc. has duly assigned its rights to purchase the Assets to be Sold to Purchaser.

         9.3 Legal Proceedings

         There are no actions, suits or proceedings or governmental or regulatory violations or investigations which are pending, threatened or to the knowledge of Purchaser may arise, against or affecting Purchaser's ability to consummate this Agreement or the transactions contemplated hereby.

         9.4 Finders or Brokers

         Purchaser has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Seller for any brokerage commission or finder's fee or like payment.

         9.5 Governmental Notices

         Purchaser has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

         9.6 Compliance with Law and Other Instruments

         The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser will not constitute a violation of or be in conflict with any applicable law or regulation. The execution, delivery and performance by Purchaser of this Agreement (and the documents, instruments, and agreements contemplated hereby) will not violate or be in conflict with Purchaser's charter or by-laws or any material contract or other instrument to which it is a party or by which it is bound.

         9.7 Termination of Existing Merchant Services Agreement, Operation of New Merchant Services Agreement

         Notwithstanding any agreement to the contrary between Seller and Catherines, Inc. in the event that the Existing Merchant Services Agreement has not terminated on the Transfer Date, then it shall automatically be deemed to terminate as of the Transfer Date. From and after the Transfer Date, the Credit Card Business shall be operated by Purchaser (and/or Catherines) pursuant to the terms of any New Merchant Services Agreement. The foregoing provisions shall not be deemed to release Seller or Catherines, Inc. from any liabilities, obligations or duties to each other under the Existing Merchant Services Agreement which (pursuant to the terms thereof) survive the termination thereof.

10.      Conditions, Precedent to Purchaser's Obligations

         The obligations of Purchaser to consummate the purchase provided for herein are subject to the fulfillment (except to the extent, if any, waived by Purchaser) of the following conditions at or prior to the Transfer Date:

         10.1 Regulatory-Approvals

         Any required licenses, approvals, consents or notifications of any federal or state regulatory agencies in respect of the transactions provided for herein or contemplated hereby, shall have been obtained or made, and any necessary conditions, including any legally required waiting notice or protest periods, shall have been fully satisfied.

         10.2 Absence of Litigation

         There shall not be pending on the Transfer Date any action or proceeding instituted by any person, entity or governmental authority against Seller or Purchaser to prevent the consummation of the sale of the Credit Card Business hereunder and, on the Transfer Date, there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale and there shall be no statute, rule or regulation in effect which would prevent Seller from selling or Purchaser from purchasing the Assets to be Sold or the Credit Card Business as contemplated by this Agreement.

         10.3 Truth of Representations, Delivery of Lien Releases

         The representations and warranties of Seller set forth in Section 8 of this Agreement shall be true in all material respects as though made again on and as of the Transfer Date (except for those representations and warranties made as of a particular date, which such representations and warranties shall be true in all material respects as of such particular date), and Seller has caused to be delivered on or before the Transfer Date all applicable Lien releases and termination statements as required under this Agreement.

         10.4 Performance of Covenants

         The covenants and agreements of Seller set forth in this Agreement and to be performed on or before the Transfer Date shall have been performed in all material respects.

         10.5 Items to be Delivered by Seller

         Seller shall have delivered to Purchaser:

         (a) Such bills of sale, assignments, certificates, UCC terminations or assignments, opinions and other instruments and documents as counsel for Purchaser may reasonably require as necessary or desirable for confirming the transfer, assignment and conveyance of title to the Assets to be Sold to Purchaser, all in form and substance satisfactory to Purchaser, including without limitation the Assignment and Bill of Sale

(collectively, the "Conveyance Documents") and such certificates as are necessary to support the issuance of a "true sale" opinion and favorable UCC opinion in connection with the securitization or other transfer of the Account Balances attributable to the Accounts by Purchaser.

         (b) Favorable opinions of counsel to Seller addressed to the Purchaser, dated the Closing Date, to the effect that:

                  (i) Seller has duly and validly authorized, executed and delivered this Agreement, the Conveyance Documents, the Service Agreement, and the Assumption Agreement;

                  (ii) Seller is a validly existing national bank with full corporate power to enter into and perform this Agreement, the Service Agreement, the Conveyance Documents, and the Assumption Agreement;

                  (iii) Neither the execution and delivery of this Agreement, the Conveyance Documents, the Service Agreement or the Assumption Agreement, nor Seller's performance of each is restricted by or violates the charter or by-laws of Seller or any material contractual or other obligation of Seller of which such counsel has knowledge after reasonable investigation;

                  (iv) All consents and approvals required by law or this Agreement to be obtained by Seller (and, as to the Service Agreement, Seller's servicing affiliate) at or prior to the Closing Date to authorize and, to the best of such counsel's knowledge, after reasonable investigation, to consummate the transactions contemplated hereby, or by the Conveyance Documents, the Service Agreement or the Assumption Agreement, have been obtained and are in full force and effect;

                  (v) This Agreement, the Conveyance Documents, the Service Agreement and the Assumption Agreement constitute the legal and binding obligations of Seller(and, as to the Service Agreement, Seller's servicing affiliate), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or other similar laws affecting creditors' rights generally, or general principles of equity;

                  (vi) To counsel's best knowledge, after reasonable investigation, there are no proceedings or investigations pending, or threatened against Seller (and, as to the Service Agreement, Seller's servicing affiliate);
(A) asserting the invalidity or unenforceability of this Agreement, the Conveyance Documents, the Service Agreement or the Assumption Agreement, (B) seeking to bar the consummation of the transactions contemplated under this Agreement, the Service Agreement, the Conveyance Documents, or the Assumption Agreement, or (C) seeking any decision or ruling which reasonably could materially and adversely affect the performance by and party of its obligations and this Agreement, the Conveyance Documents, the Service Agreement or the Assumption Agreement; and

                  (vii) All things have been done and all documents and notices required under this Agreement have been filed wherever necessary to consummate the sale to Purchaser of the Assets to be Sold and vest all right, title and interest thereof in Purchaser, free of the Liens. Further, to the best of counsel's knowledge, after reasonable inquiry, there are no Liens on the Assets to be Sold existing as of the Closing Date; and

                  (viii) Seller has transferred the Assets to be Sold to Purchaser in a manner that would be characterized as a "true sale" (and not merely as a pledge) and the Assets to be Sold no longer constitute properties of Seller.

         In rendering the foregoing opinion, Seller's counsel's opinion shall be limited to the substantive laws and regulations of the State of South Dakota (the State of Seller's principal place of business in operating the Credit Card Business) and to federal law.

         In addition, in rendering the foregoing opinions, to the extent the opinions in subparagraph (iii), (iv), (v) or (vii) relate to agreements evidencing Accounts, Seller's counsel shall be entitled to rely on Seller's representation that the forms of agreements available to Seller's counsel are the sole forms of agreements in effect.

         (c) A certificate signed by a duly authorized officer of Seller to the effect that (i) the warranties and representations of Seller in Section 8 are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Seller to be performed hereunder on or before the Transfer Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail.

         (d) [Reserved].

         (e) The Preliminary Closing Statement.

         (f) A schedule of all actions, suits or proceedings which are pending, threatened or, to the knowledge of Seller may arise, against or affecting the Assets to be Sold or the Credit Card Business.

         (g) A favorable opinion of counsel addressed to the Purchaser, dated as of the Closing Date, that the Accounts, the agreements evidencing the Accounts, the periodic statements issued pursuant to the Accounts, the monies (including finance charges or fees) collected under the Accounts and any form letters sent to Cardholders do not violate and are in compliance with any and all applicable federal laws and regulations, and such other opinions customarily given by sellers' counsel in transactions of this nature as may be reasonably requested by Purchaser. In addition, counsel will provide a research memorandum that the foregoing do not violate and are in compliance with federal laws and the laws and regulations of the State of South Dakota with respect to (1) finance charge rate (including minimum finance charges), (2) balance calculation methods and assessments, and (3) disclosure and assessment of any fees (including late charges and returned check charges).

         10.6 Assumption Agreement

         Seller shall have entered into the Assumption Agreement with Purchaser.

         10.7 Service Agreement

         Seller or Seller's servicing affiliate shall have entered into the Service Agreement with Purchaser.

         10.8 UCC Financing Statement

         Seller hereby confirms that, for purposes of the UCC, it is "located" in the State of South Dakota, and hereby authorizes Purchaser to file in such location financing statements in favor of Purchaser, as secured party, against Seller, as debtor, reflecting the sale of the Assets to be Sold hereunder. Seller further confirms that it has identified to Purchaser all financing statements filed against Seller or any Predecessor in Interest to perfect an interest in the Assets to be Sold, and authorizes Purchaser to file financing statements assigning the interests of the secured parties thereunder to Purchaser.

         10.9 Cure of Non-Compliance

          Seller, prior to the Closing Date, shall cure or otherwise bring into compliance any violation or other instances of non-compliance with applicable law or regulations that occur or are discovered prior to the Closing Date.

         10.10 Absence of Matters which Materially Adversely Affect Credit Card Business

         On the Transfer Date, there shall not be reflected in the fully completed Exhibits or Schedules hereto, and there shall not exist, any matter, condition or event which materially adversely affects substantially the entire Credit Card Business or the Assets to be Sold taken as a whole, excluding, however, any matter, condition or event which is primarily within the control of Catherines, Inc.

11.      Conditions Precedent to the Obligations of Seller

         The obligation of Seller to consummate the sale provided for herein is subject to the fulfillment (except to the extent, if any, waived by Seller) of the following conditions at or prior to the Transfer Date:

         11.1 Regulatory Approvals

         Any required licenses, approvals, consents or notifications of any federal or state regulatory agencies in respect of the transactions provided for herein shall have been obtained or made, and any necessary conditions, including any legally required waiting notice or protest periods, shall have been fully satisfied.

         11.2 Absence of Litigation

         There shall not be pending on the Transfer Date any action or proceeding instituted by any person, entity or governmental authority against Seller or Purchaser to prevent the consummation of the sale of the Credit Card Business by Seller to Purchaser pursuant hereto, and on the Transfer Date there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale and there shall be no statute, rule or regulation in effect which would prevent Seller from Selling or Purchaser from purchasing the Assets to be Sold or the Credit Card Business as contemplated by this Agreement.

         11.3 Truth of Representations

         The representations and warranties of Purchaser set forth in Section 9 shall be true in all material respects as though made again on and as of the Transfer Date (except for those representations and warranties made as of a particular date, which such representations and warranties shall be true in all material respects as of such particular date).

         11.4 Performance of Covenants

         The covenants and agreement of Purchaser set forth in this Agreement and to be performed on or before the Transfer Date shall have been performed in all material respects.

         11.5 Items to be Delivered by Purchaser

         Purchaser shall have delivered to Seller:

         (a) A payment to Seller by transfer of funds immediately available in the amount (subject to the provisions of Section 14) provided for in Section 3.2.

         (b) A favorable opinion of counsel to Purchaser, dated the Closing Date, to the effect that:

                  (i) Purchaser has duly and validly authorized, executed and delivered this Agreement, the Service Agreement and the Assumption Agreement;

                  (ii) Purchaser is a national banking association duly organized and existing under the laws of the United States, with full corporate power to enter into and perform this Agreement, the Service Agreement and the Assumption Agreement;

                  (iii) Neither the execution and delivery of this Agreement, the Service Agreement or the Assumption Agreement nor Purchaser's performance of each, is restricted by or violates or conflicts with the charter or by-laws of Purchaser or any material contractual or other obligation of Purchaser of which such counsel has knowledge after reasonable investigation;

                  (iv) All consents and approvals required by law or this Agreement to be obtained by Purchaser at or prior to the Transfer Date to authorize, and to the best of such counsel's knowledge after reasonable investigation, to consummate the transactions contemplated hereby and by the Service Agreement and the Assumption Agreement, have been obtained and are in full force and effect; and

                  (v) This Agreement, the Service Agreement and the Assumption Agreement constitute the legal and binding obligations of Purchaser enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, or general principles of equity;

and containing such other opinions customarily given by purchasers' counsel in transactions of this nature as may be reasonably requested by Seller.

         (c) A certificate signed by a duly authorized officer of Purchaser to the effect that (i) the warranties and representations of Purchaser in Section 9 are true as of the Transfer Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Purchaser to be performed hereunder on or before the Transfer Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail.

         (d) Resolutions of the Board of Directors of Purchaser, certified by its Secretary or an Assistant Secretary, authorizing the execution and delivery of this Agreement, the Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby.

         11.6 Other Agreements

         Purchaser shall have entered into the Assumption Agreement and the Service Agreement.

12.      Survival of Representations and Warranties

         Notwithstanding any investigation made by or on behalf of either party at any time, all covenants, agreements, representations, indemnifications and warranties made herein and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and Closing hereunder until the expiration of twenty-four (24) months following the Transfer Date; provided that the representations and warranties contained in Section 8.7 (and the indemnifications related thereto) will survive indefinitely and the representations and warranties contained in Sections 8.6, 8.8 and 8.10 (and the indemnifications related thereto) will survive for the period of the applicable statute of limitations. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to losses asserted in any claim for indemnification hereunder of which notice is given pursuant to this Agreement prior to the end of the applicable survival period, until such claim is finally resolved and any related losses are paid.

13.      Termination of Agreement

         This Agreement, and the sale herein provided, and all other transactions contemplated hereby, may be terminated at any time prior to the Transfer Date and shall be of no further force or effect upon the occurrence of the following:

                  (i) The expiration of fifteen (15) days from the date one party shall have given notice to the other party (the "Defaulting Party") of a breach or default by the Defaulting Party in the performance of any covenant, agreement, representation or warranty hereunder; provided, however, that no such termination shall be effective if, within such fifteen (15) day period, the Defaulting Party shall have substantially corrected and cured the grounds for termination as set forth in such notice of termination;

                  (ii) There shall have been a material adverse change (financial or otherwise) in the condition, business or assets of the Credit Card Business since the Financial Information Computation Date and Purchaser elects to terminate this Agreement as a result thereof;

                  (iii) Seller or Purchaser (as applicable in this clause (iii), the "Bankrupt Party") becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or the Bankrupt Party applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Bankrupt Party or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent of acquiescence, a trustee, receiver or other custodian is appointed for the Bankrupt Party or for a substantial part of its property and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect to the Bankrupt Party, and if such case or proceeding is not commenced by the Bankrupt Party or remains for thirty (30) days undismissed; or the Bankrupt Party takes any corporate action to authorize, or in furtherance of, any of the foregoing and in any such event the non-Bankrupt Party elects to terminate this Agreement;

                  (iv) Upon mutual agreement of Seller and Purchaser; or

                  (v) The Closing has not occurred on or before thirty (30) days after the initial date which was mutually agreed by the parties to be the Transfer Date, unless both parties have mutually agreed in writing to extend such Transfer Date, and the party not at fault for the delay elects to terminate this Agreement.

         A termination of this Agreement under the foregoing circumstances automatically terminates the sale and all other transactions contemplated hereby. A notification of termination from the electing party shall be required in the event of a termination of this Agreement under clauses (i), (ii) or (v) above; in the case of a termination under clause (iii) above, no such notification shall be required and such termination shall be automatic upon the occurrence of the event(s) described therein. No termination of this Agreement pursuant to this Section or otherwise shall release, or be construed as releasing, either party hereto from any liability for damages to the other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, such party's breach or default of any of its representations, warranties, covenants, agreements, duties or obligations arising under this Agreement or the Existing Merchant Services Agreement.

14.      Delayed Payment After Closing

         14.1 Final Settlement and Disputes

         In the event that Purchaser and Seller disagree prior to or after the Closing as to any item or amount (or the computation or determination in accordance with the terms of this Agreement of any item or amount) reflected, set forth in or relating to the Preliminary Closing Statement or any Adjusted Closing Statement, the Payment Amount, the Adjustment Amount or any amounts due either party for the Service Agreement or Supplemental Information or any amount payable to Purchaser under Section 3, then the parties shall not be entitled to terminate this Agreement under Section 13 and shall (if the Closing has not yet occurred) close the Transaction on the Transfer Date, and any payment required to be made under this Agreement shall be made when due on the basis of such items or amounts as to which the parties do not disagree. Either party hereto shall thereupon be entitled to request a firm of nationally recognized independent accountants as Purchaser and Seller may jointly designate which does not have a material relationship with either Purchaser or Seller (or if such firm can not be mutually agreed upon within ten (10) days after request of a party, PriceWaterhouseCooper) to determine, in accordance with the provisions of this Agreement, such disputed item or amount (or the computation or determination thereof). Any such request shall be in writing and shall specify with particularity the disputed items, amounts and computations being submitted for determination, and the requesting party shall furnish the other parties hereto with a copy of such request at the same time it is submitted to the independent accountants. The firm of independent accountants to which any dispute is referred hereunder shall as promptly as practicable determine, in accordance with the provisions of this Agreement, the proper amount of any disputed item or other amount, or the computation thereof, and such determination shall be final, conclusive and binding on all parties hereto. In acting pursuant to this Agreement, such firm of independent accountants shall constitute, and be entitled to the privileges and immunities of, arbitrators. Seller and Purchaser shall cooperate fully in assisting such firm in making any determination requested hereunder, including giving such firm full access to all files, books and records relevant thereto and providing such other information as such firm may reasonably request in connection with the determination to be made by it hereunder. The fees and disbursements in connection with such firm's determination shall be borne equally by Purchaser and Seller. In the event that a determination by independent accountants pursuant to this Section 14.1 requires any previously suspended payment to be made by any party, such payment shall be made promptly (and in any event within ten (10) days) after receipt by such party from such independent accountants of written notice of such determination. Such firm of accountants shall promptly and substantially simultaneously notify Purchaser and Seller in writing of any determination by it hereunder. In the event of any litigation between the parties regarding this Agreement, the prevailing party shall be entitled to seek recovery of all costs and expenses (including attorney's fees) incurred by the prevailing party in such litigation.

         14.2 Interest

         Any amount payable by any party to another party pursuant to Section
14.1 shall bear interest from the date such amount would originally have been required to be paid hereunder had no dispute over such amount existed to the date of payment at the federal funds rate (at weighted average daily rates reported by Federal Reserve System) during the period(s) involved.

         14.3 Records and Financial Information

         The party having control of the relevant records and financial information used in connection with any adjustment provided for in this Section 14 shall certify the accuracy of such records and financial information if so requested by the other party.

15.      Miscellaneous

         15.1 Expenses

         Except as is otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys' fees, accounting fees and other expenses.

         15.2 Notices

         All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, as follows:

         (i) If to Purchaser, to:
             Spirit of America National Bank
             450 Winks Lane
             Bensalem, PA 19020
             Attention: President

             With a copy to:
             450 Winks Lane
             Bensalem, PA  19020
             Attention:  Legal Dept.

         (ii) If to Seller, to:
              Citibank USA, N.A.
              701 East 60th Street North
              Sioux Falls, SD 57104
              Attn. General Counsel

              With a copy to:
              Citi Commerce Solutions
              Four Parkway North
              P.O. Box 865
              Deerfield, IL  60015
              Attention:  Legal Department

         The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 15.2. Any notice, demand or other communication given pursuant to the provisions of this Section 15.2 shall be deemed to have been given on the date actually delivered or three (3) days following the date deposited in the United States mail, properly addressed, postage prepaid, as the case may be.

         15.3 Successors and Assigns

         All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all rights, privileges, duties and liabilities, and obligations of the parties hereto, may be assigned or delegated by any party without the consent of the other party. In order for any such assignment to be effective, the assigning party and the assignee must first execute a written agreement (and deliver a copy thereof to the other party hereto) by which the assigning party assigns the particular rights or privileges to the assignee. In order for any such delegation to be effective, the delegating party and the delegatee must first execute a written agreement (and deliver a copy thereof to the other party hereto) by which the delegating party delegates the particular duties, liability or obligations to the delegatee and such delegatee expressly assumes the performance and discharge thereof when due. No such assignment or delegation shall relieve Purchaser or Seller of any of their respective duties, obligations, or liabilities to the other hereunder which are not performed or discharged in full by such assignee or delegatee.

         15.4 Counterparts

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         15.5 Governing Law

         The laws of the State of South Dakota applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder; provided, however, that the representations set forth herein related to the Accounts and the Credit Card Business shall be deemed made under federal law and, as applicable, the laws of South Dakota.

         15.6 Captions

         The captions contained in this Agreement are for convenience of reference only and no not form a part of this Agreement.

         15.7 Entire Agreement

         The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and other written agreements specifically referred to herein embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This instrument and the agreements contained herein may be amended or modified only by a written instrument signed by both parties or their duly authorized agents.

         15.8  Miscellaneous.

         It is the intention of the Seller and the Purchaser that the transfer of the Assets to be Sold hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Purchaser with the full benefits of ownership of the Accounts. The parties shall execute such additional documents as are reasonably necessary to confirm the foregoing.



                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                            CITIBANK USA, N.A.


                                            By:_________________________
                                            Title:________________________



                                            SPIRIT OF AMERICA NATIONAL BANK


                                            By:___________________________
                                            Title:__________________________


ACCEPTED AND AGREED FOR PURPOSES OF SECTIONS 2.5, 3.1, 9.2 and 9.7:

CATHERINES, INC.


BY:________________________
Title:____________________

                             EXHIBITS AND SCHEDULES

Exhibit 1 -       Pro forma Closing Statement

Exhibit 2 -       Form of Assignment and Bill of Sale

Exhibit 3  -      Form of Assumption Agreement

Exhibit 4 -       Supplemental Information

Exhibit 5 -       Form of Ineligible Accounts Purchase Agreement

Exhibit 6 -       Service Agreement

Schedule 2.3 -    Required Consents

Schedule 3.1 -    Conversion Schedule

Schedule 8.3 -    Additional Financial Information


 Schedule 8.8.1 - Form of Cardholder Agreement (Section 8.8)

Schedule 8.8.2 -  Form of Seller's billing Statement (Section 8.8)


Schedule 8.12 -   Transfers and assignments of Accounts

                                    EXHIBIT 1

                           Pro forma Closing Statement
                            As of __________________

Substantially in the form of the attached and clearly providing the information contained therein.

VALUATION DATE:

CLOSING DATE:

TOTAL ACCOUNTS:
--------------

    GROSS NUMBER OF CARD ACCOUNTS
    (INCL. INELIGIBLE): #######

    LESS: INELIGIBLE ACCOUNTS (AS DEFINED
                           IN PURCHASE AGT):                           (######)
                                                                       --------

    EQUALS TOTAL:  TOTAL ELIGIBLE ACCOUNTS:                            #######

    TOTAL DOLLARS:


    TOTAL ACCOUNT BALANCES OF ELIGIBLE ACCOUNTS
    (NET OF CREDIT BALANCES BUT INCLUDING
    INELIGIBLE ACCOUNT DOLLARS):                                       $$$$$$$$$

    LESS: INELIGIBLE ACCOUNT DOLLARS (AS
                           DEFINED IN PURCHASE AGT):                  ($$$$$$$$)
                                                                      ----------


    EQUALS: TOTAL OF TOTAL ELIGIBLE ACCOUNTS:                         $$$$$$$$$$

    LESS: 50% OF CERTAIN REAGED ACCOUNTS:                             ($$$$$$$$)

    EQUALS: TOTAL DOLLARS DUE SELLER:                                ___________

                                    EXHIBIT 2
                           ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this "Assignment") is made and entered into as of the ___ day of March, 2005 by and between CITIBANK USA, N.A., a national banking association (the "Assignor"), and SPIRIT OF AMERICA NATIONAL BANK, a national banking association (the "Assignee"),


                              W_I_T_N_E_S_S_E_T_H:


         WHEREAS, the Assignor (or its Predecessor in Interest) has heretofore entered into certain Cardholder Agreements and established certain Accounts for Cardholders in connection with a Credit Card Business for Credit Cards bearing the names or logos of Catherines, Catherines Advantage, Catherines Plus Sizes (including PS Plus Sizes ... Plus Savings), Catherines Stout Shoppe, Clothes for Eve, Catherines, Inc., Virginia Specialty Stores, Added Dimensions, The Answer, Other Dimensions, VSSI or Virginia Specialty Stores, Inc.; and

         WHEREAS, pursuant to the terms and provisions of that certain Purchase Agreement dated as of March 14, 2005 (the "Purchase Agreement") among Assignor and Assignee, the Assignor desires to transfer and assign to the Assignee, and the Assignee desires to accept the assignment of the Eligible Accounts and the transfer of the Assets to be Sold together with all Account Balances related thereto (capitalized terms used in this Assignment and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Purchase Agreement);

         NOW, THEREFORE, in consideration of the terms, agreements, covenants and conditions herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, agree as follows:


         1. Assignor hereby assigns, assigns, sells, transfers, conveys and forever remises to Assignee and its successors and assigns, all of the right, title and interest of the Assignor in and to:

         (i) All Eligible Accounts (including the Account Balances thereunder);
         (ii)     All rights of recovery related to the Account Balances;
         (iii)    All Cardholder Agreements relating to the Eligible Accounts;
                  and
         (iv)     all Books and Records.

and all of the rights, benefits and privileges of the Assignor thereunder, free and clear of any and all liens, encumbrances or other interests of third parties (collectively, the

"Assets to be Sole"). TO HAVE AND TO HOLD, the Assets to be Sold unto Assignee, its successors and assigns, to and for its own proper use and benefit forever.

         And Assignor, for its successors and assigns does hereby covenant with Assignee, its successors and assigns, that it is the true and lawful owner of the Assets to be Sold hereby sold, and has full power to sell and convey the same; that the title so conveyed is free, clear and unencumbered; that apart from the Assets to be Sold (or as otherwise set forth in the Purchase Agreement) there are no other assets attributable to the Credit Card Business; and further that it does warrant and will forever defend the same against the claim or claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to the limitations expressly set forth in the Purchase Agreement.

                  2. Assignor's obligations and Assignee's rights, relating to causes of action arising from a breach of, or any event relating to, the Cardholder Agreements and the Account Duties thereunder occurring prior to the date hereof shall be as set forth in the Purchase Agreement, the terms of which are incorporated herein by reference.

                  3. [Reserved]

                  4. All of the terms, agreements, covenants and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

                  5. Nothing contained in this Assignment shall be deemed to limit or supersede any of the provisions of the Purchase Agreement.

                  6. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment. Assignor shall execute such other documents and instruments as Assignee may reasonably request to effectuate the assignment and transfer set forth herein.

                  7. The laws of the State of South Dakota applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

                  8. This Assignment has been executed in a number of counterparts, each of which shall be considered an original and no other counterpart need be produced.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Bill of Sale as of the day and year first set forth above.


                            CITIBANK USA, N.A.

                            BY:______________________



                            SPIRIT OF AMERICA NATIONAL BANK


                            BY:______________________


STATE  OF ______________________)
                                                ) SS.:
COUNTY OF ____________________ )


         On this _____ day of March, 2005, before me, the undersigned Notary Public, personally appeared __________________________________________ and
___________________, personally known to me, who acknowledged themselves to be the ____________ and ______________ of Citibank USA, N.A., a national banking association, and who acknowledged that they, being duly authorized to do so, executed the foregoing instrument as such officers for the purposes therein set forth.

         WITNESS my hand and official seal.



                                  ------------------------------
                                  Notary Public

44




STATE  OF ______________________)
                                                ) SS.:
COUNTY OF ____________________ )


         On this _____ day of March, 2005, before me, the undersigned Notary Public, personally appeared __________________________________________ and
___________________, personally known to me, who acknowledged themselves to be the ____________ and ______________ of Spirit of America National Bank, a national banking association, and who acknowledged that they, being duly authorized to do so, executed the foregoing instrument as such officers for the purposes therein set forth.

         WITNESS my hand and official seal.



                                  ------------------------------
                                  Notary Public

                                    EXHIBIT 3

                              ASSUMPTION AGREEMENT

         This Assumption Agreement made as of this ______ day of March by CITIBANK USA, N.A., a national bank ("Seller"), to SPIRIT OF AMERICA NATIONAL BANK, a national banking association ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, under Section 2.2 of that certain Purchase Agreement between Seller and Purchaser dated as of March 14, 2005 (the "Purchase Agreement") by and between Seller and Purchaser, Purchaser agreed to assume and agreed to pay and discharge or perform certain liabilities and obligations of Seller which relate to the Credit Card Business.

         NOW, THEREFORE, in consideration of the foregoing, it is agreed as follows:

         1. Terms used in this Assumption Agreement with initial capital letters and not otherwise defined herein shall have the respective meanings given hereto in the Purchase Agreement.

         2. Purchaser hereby agrees that it has assumed and does hereby assume from Seller, and has agreed and does hereby agree to pay and discharge or perform for Seller, as of the Transfer Date, the Credit Balances and the Account Duties in existence on or arising after the Transfer Date relating to the Eligible Accounts (provided, however, that Purchaser does not assume any liabilities arising from Seller's failure to perform Account Duties prior to the Transfer Date and Seller shall retain all liabilities related thereto and indemnify Purchaser from all costs relating thereto in accordance with the terms of the Purchase Agreement).

         3. Nothing contained in this Assumption Agreement shall be deemed to limit or supersede any of the provisions of the Purchase Agreement.

         4. Whenever possible, each provision of this Assumption Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assumption Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assumption Agreement.

         5. The laws of the State of South Dakota applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         6. This Assumption Agreement has been executed in a number of counterparts, each of which shall be considered an original and no other counterpart need be produced.

         IN WITNESS WHEREOF, Purchaser has caused this Assumption Agreement to be executed by a corporate officer of Purchaser thereunto duly authorized, all as of the day and year first above written.


SELLER:                             PURCHASER:


CITIBANK USA, N.A.                  SPIRIT OF AMERICA NATIONAL BANK


By:___________________________      By:_________________________
Its:__________________________      Its:________________________

                                    EXHIBIT 4

                            Supplemental Information
                    [Document Request Support from Citicorp]




o        Card Applications and Related Correspondence
o        Correspondence related to Card Applications
o        Credit Bureaus (from card apps)
o General Correspondence with Cardholders (in any form--including written or electronic correspondence).
o Payment Records (including mail-in, online, phone-initiated, lock box, and in-store, and payments in process)
o        Records Related to Credit Balance Refunds
o        Account Closure Documentation (in any form).
o        Collection Agency Records and Correspondence (in any form).
o        Bankruptcy Documentation
o        Consumer Dispute Verification (CDV) Forms
o        CCCS Payment Plans and General Correspondence (in any form).
o Customer Dispute Documentation (including written or electronic correspondence).
o Fraud Documentation (including police reports, affidavits, investigative reports, and correspondence with customers in any form).
o Hardship Payment Plan Documentation (including copies of plans and all correspondence with customers in any form).
o Copies of Cardholder Complaints to OCC or Other Regulatory or Enforcement Agency (in any form)
o        Records of All Pending or Threatened Litigation (in any form)
o        Records of Deceased Cardholders
o        Account Agreements Used Within Two Years Prior to Closing
o        Initial Disclosures Used Within Two Years Prior to Closing
o        Change in Terms Notifications Used Within Two Years Prior to Closing

                                    Exhibit 5
                     Ineligible Accounts Purchase Agreement


                         RECEIVABLES PURCHASE AGREEMENT


                                     Between

                              FASHION SERVICE CORP.

                                       and

                               CITIBANK USA, N.A.


                              Dated March 14, 2005






.................................................................................

                         RECEIVABLES PURCHASE AGREEMENT

         RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is made and entered into this14th day of March, 2005 by and between Fashion Service Corp., a Delaware corporation with its principal office at 3411 Silverside Road, 103 Springer Building, Wilmington. Delaware ("Purchaser"), and Citibank USA, N.A., a national banking association ("Seller"), with its principal office in Sioux Falls, South Dakota.

                               R E C I T A L S:

          WHEREAS, Seller is a national banking association whose credit activities result in the creation of credit card loans and accounts receivable including the issuance of credit cards bearing the name, logo or symbol(s) of Catherines, Catherines Advantage, Catherines Plus Sizes (including PS Plus Sizes
.. . . Plus Savings), Catherines Stout Shoppe, Clothes for Eve, Catherines, Inc.,
Virginia Specialty Stores, Added Dimensions, The Answer, Other Dimensions, VSSI, or Virginia Specialty Stores, Inc. (such credit card being referred to herein as a "Credit Card" and the credit account on which a purchase transaction may be or has been made by (or by a person authorized by) the cardholder (collectively, a "Cardholder") pursuant to a Credit Card is referred to herein as an "Account";

         WHEREAS, Purchaser's affiliate, Catherines, Inc., is entitled, pursuant to the terms of that certain Merchant Services Agreement dated as of December 1, 1998, (as amended, the "Merchant Agreement") to purchase from Seller certain Ineligible Accounts, as defined therein, and has designated Purchaser to purchase such Ineligible Accounts; and

         WHEREAS, Seller wants to sell, and Purchaser wants to buy, the Ineligible Accounts and all receivables related thereto, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of these recitals and the mutual covenants and conditions contained in this Agreement, it is agreed as follows:

         1.       Sales And Purchase Of Receivables.
         On the closing date, which shall be March 18, 2005 or such other date as the parties shall mutually agree, it being agreed that the closing shall occur concurrently with the closing under that certain Purchase Agreement (the "Eligible Accounts Purchase Agreement") dated of even date herewith between Seller and Spirit of America National Bank ("Spirit") relating to the Eligible Accounts (as defined in the Eligible Accounts Purchase Agreement) (the "Closing Date"), on the terms and subject to the conditions contained herein, Seller agrees to sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, for the consideration herein provided, the

Ineligible Accounts (as hereafter defined), including the receivables thereunder and all right, title, and interest that Seller has in such Ineligible Accounts as of the Closing Date. On the Closing Date, Seller shall execute and deliver to Purchaser a Bill of Sale (the "Bill of Sale") in the form of Exhibit "A" hereto and a Verification (the "Verification") in the form of Exhibit "B." The consummation of the transactions contemplated herein on the Closing Date is referred to herein as the "Closing". The parties acknowledge and agree that the Ineligible Accounts purchased hereunder shall not include any Bankruptcy Account or Fraud Account, as such terms are hereafter defined, and Seller shall retain all Bankruptcy Accounts and Fraud Accounts.

         As used in this Agreement, "Bankruptcy Account" means any Account for which the obligor on the account has on or before the Closing Date voluntarily commenced, or against whom there was commenced, a proceeding or petition under any bankruptcy, insolvency or similar law or seeking a discharge or reorganization or the appointment of a receiver, trustee, custodian or liquidator for such person or a substantial portion of such person's property, assets or business or to effect a plan or other arrangement with its creditors.

         As used in this Agreement, "Fraud Account" means any Account the origination of which is alleged to have arisen under fraudulent circumstances or the account balances of which are alleged to have been fraudulently incurred on or before the Closing Date.

          As used in this Agreement, "Ineligible Accounts" shall mean all of the following:

         (a) Any Account which, on the Closing Date, includes any amount which is more than one hundred seventy nine (179) days past due ("179 Accounts") or otherwise represents a "charged off" Account on Seller's books, which Account does not otherwise meet the definition of Ineligible Account in clauses (b) through (h) below;

         (b) Any Account as to which Seller shall, at any time prior to the Adjustment Date, have received notification, not thereafter rescinded, of any actual or possible fraud loss (excluding, however Fraud Accounts) or lost or stolen Credit Card occurring prior to the Closing Date, except to the extent the Account has been reaffirmed;

         (c) Any Account as to which Spirit shall have given notice to Seller, on or before the Adjustment Date, that Spirit has elected not to purchase pursuant to and in accordance with Spirit's right to exclude such Account under the Eligible Accounts Purchase Agreement;

         (d) Any Account as to which Seller was notified prior to the Closing Date by the Cardholder of a billing error or dispute (the subject matter of which was within the control of Seller) concerning the goods or services purchased using a Credit Card which has not been resolved prior to the Adjustment Date, or where Spirit is notified after the Closing Date of such dispute or billing error on Credit Card sales made prior to the Closing Date which has not been resolved prior to the Adjustment Date;

         (e) Any Account in which the Cardholder has died prior to the Closing Date;

         (f) Accounts in which the Cardholder's address as of the Closing Date is not a U.S. A.P.O. or F.P.O. address or within the United States, District of Columbia or Puerto Rico or other United States territory or Canada (a "Foreign Account");

         (g) Accounts in which no Cardholder as of the date the Account was opened had attained the age of eighteen (unless the Cardholder subsequently affirmed the Account after attaining the age of eighteen, it being agreed that use of the Credit Card by the Cardholder after attaining the age of eighteen shall be deemed an affirmation of the Account).; or

         (h) Accounts in which as of the Closing Date the Cardholder is a business or which, to Seller's knowledge, otherwise represent a commercial receivable.

         As used in this Agreement, "Valuation Accounts" shall mean any Accounts which are coded by Seller in accordance with its standard policies and procedures in any one of the following categories:

CCCS
CEASE & DESIST
INTERNAL
LEGAL
MIDPRIME
POST QUAD INTERNAL
PRE BK
PRIMARY
PRIMARY PRE CHARGE OFF
PROBATE
QUATERNARY
SECONDARY
TERTIARY

plus any 179 Accounts which have not otherwise been charged off by the Seller prior to the Closing Date.

         2. Purchase Price. The purchase price for the Ineligible Accounts shall be (x) an amount equal to three and 75/100 percent (3.75%) (the "Applicable Percentage") of the principal Balance of the Valuation Accounts as of the Closing Date other than the Foreign Accounts plus (y) an amount equal to one hundred percent (100.00%) of the principal Balance of the Foreign Accounts as of the Closing Date (the "Purchase Price"), subject to adjustment as set forth herein. Subject to the terms and conditions of this Agreement, at the Closing Purchaser shall pay and deliver to Seller, an amount equal to the Purchase Price calculated as of the date not less than three days before nor more than five days before the Closing Date (the "Valuation Date"). The Purchase Price is subject to adjustment as follows:

         (a) On the Valuation Date Seller shall deliver a Valuation Date Closing Statement (the "Preliminary Closing Statement") to Purchaser setting forth the Purchase Price as of the Valuation Date and shall provide Purchaser and its authorized representatives reasonable access to its books and records relating to the same to verify the Purchase Price. At the Closing, Purchaser will pay Seller by wire transfer in immediately available funds to an account designated by Seller an amount equal to the Purchase Price shown in the Preliminary Closing Statement (subject to mutually agreed adjustments). Sixty
(60) days after the Closing Date, the parties shall perform a "true-up" of the Purchase Price, as set forth below.

          (b) Within five (5) business days after finalization of the Adjusted Closing Statement as set forth in this Section 2(b), the Purchase Price shall be adjusted and either Purchaser or Seller, as the case may be, shall pay to an account designated by the other party, by wire transfer in immediately available funds, the Adjustment Amount. On the relevant Adjustment Date, Purchaser shall prepare and deliver to Seller an adjusted Closing Statement (as modified by mutual agreement of the Purchaser and Seller, the "Adjusted Closing Statement") relating to and specifying in reasonable detail the calculation of the Adjustment Amount, together with the total Account Balance for each of the Ineligible Accounts as of the Closing Date and shall provide Seller and its authorized representatives reasonable access to its books and records relating to same. The "Adjustment Amount" shall be the difference between (i) the Purchase Price, and (ii) the Adjusted Purchase Price as set forth on an Adjusted Closing Statement, together with interest on such difference calculated at the federal funds rate (at weighted average daily rates reported by the Federal Reserve System) from the Closing Date to the date of payment. A positive Adjustment Amount shall be payable by Seller to Purchaser; a negative Adjustment Amount shall be payable by Purchaser to Seller.

         3. No Assumption Of Liabilities By Purchaser. Seller shall sell, convey transfer and assign the Ineligible Accounts to Purchaser free and clear of all liens, charges, encumbrances, debts and liabilities; and Purchaser does not assume, accept or undertake any obligations, duties, debts or liabilities of Seller of any kind at all.

         4. Representations And Warranties Of Seller. As of the date hereof, and as of the Closing Date, Seller represents and warrants to Purchaser as follows:

                  (a) Seller is a national banking association that is duly organized, validly existing and in good standing under the laws of the United States with full corporate power and authority to enter into this Agreement, to sell the Ineligible Accounts and to carry out the terms and provisions of this Agreement. In connection with the origination of the Ineligible Accounts and Seller's subsequent administration and collection of them, Seller had, and continues to have, the corporate power and authority and all licenses and permits ("Authorizations") required by governmental authority to carry on its business which relates to the Ineligible Accounts, and these Authorizations are in full force and effect. Seller may lawfully sell, transfer and assign the Ineligible Accounts to Purchaser without affecting the obligations of the obligors thereunder.

                  (b) Seller has all necessary authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and, when duly executed and delivered by Seller, the Bill of Sale is the legal valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement by Seller nor the performance by Seller of any of its obligations hereunder will result in: (i) a violation of Seller's organizational documents, (ii) a breach of or default under any term or provision of any contract, agreement, indebtedness, lease commitment, license, permit or authorization to which Seller is a party or by which its assets are bound or (iii) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, injunction, decree or award by which Seller is bound.


                  (d) No consent, approval, authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Seller in connection with its execution, delivery or performance of this Agreement.

                  (e) There is no action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation pending, or, to the knowledge of Seller, threatened as the date of this Agreement, against or relating to Seller or the Ineligible Accounts which has a reasonable possibility of an adverse determination and which, if adversely determined, would be likely to have a material adverse effect on Seller's ability to consummate the transactions contemplated hereby.

                  (f) Seller's execution and delivery of this Agreement and the Bill of Sale and the performance hereunder and thereunder have been duly authorized by all necessary action on the part of Seller.

                  (g) Seller has good and valid title to the Ineligible Accounts, which are not subject to a mortgage, pledge, lien, conditional sale agreement, security interest or encumbrance.

                  (h) With respect to each Ineligible Account sold, the name is correct; there is an address indicated (which may or may not be currently correct); the stated Current Principal Balance due is correct as of the date of each computer transmission made pursuant to Section 9 hereof and, to Seller's knowledge, the other Account Information set forth in the computer transmission made pursuant to Section 9 hereof is accurate. The Current Principal Balance of the Ineligible Accounts set forth on the computer transmission do not include any finance or late charges assessed after any of the Ineligible Accounts were charged-off by Seller. All Ineligible Accounts for which the obligor on the account is deceased, will be identified as such on the Closing Date.

                  (i) Seller has performed all of its obligations on the Ineligible Accounts including but not limited to, making any adjustments to the Ineligible Accounts for payments, fees, or finance charges, all of which have been performed in compliance with all applicable laws, rules and regulations.

                   (j) Except as otherwise provided herein, Seller shall sell and transfer all Ineligible Accounts to Purchaser without recourse as to whether the Ineligible Accounts are collectable.

                  (k) Each Ineligible Account listed on Schedule A was originated and has been managed and serviced in material compliance with provisions of all applicable state and federal consumer credit laws, including without limitation, the Truth-In-Lending Act, the Equal Credit Opportunity Act and the Fair Credit Billing Act. The business and operations of the Credit Card business (including without limitation all origination procedures, credit approval procedures, collection practices and marketing practices) have been conducted by Seller in accordance with all applicable laws, rules and regulations and the Ineligible Accounts are not subject to any claim arising from any violation thereof.

                  (l) Each Ineligible Account listed on Schedule A is governed by an agreement similar to the one of the form agreements attached hereto as Exhibit "C" ("Cardmember Agreement"). The Cardmember Agreements governing the Ineligible Accounts vary with respect to the amount and structure of the finance charge, whether or not there is a grace period on finance charge, the amount of the minimum payment and the amount of other fees and charges; provided, however, that all Cardmember Agreements comply with applicable laws.

                  (m) The debt represented by such Ineligible Account has not been satisfied.

                  (n) Each Ineligible Account is the legal, valid and binding obligation of the obligor on such Ineligible Account.

                  (o) [Reserved].

                  (p) No obligor on any Ineligible Account has been released from liability on such Ineligible Account.

                  (q) Except as otherwise identified to Purchaser on the Closing Date, there is no action, suit or proceeding, pending, or threatened with respect to any Ineligible Account.

                  (r) With respect to any Ineligible Account which has been placed for collection, charged to profit and loss, or any similar action prior to the Closing Date, Seller is providing Purchaser with accurate information as of the Closing Date as to the Charge-Off Date, Date of Last Payment, and Open Date.

                  (s) Seller has not utilized any broker, investment banker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated by this Agreement.




         5.       Covenants Of Seller.

                  (a) If: (i) within one hundred eighty (180) days of the Closing Date, Seller receives money or property, which represents payment of all or any portion of any Ineligible Account or (ii) following one hundred eighty
(180) days after the Closing Date, Purchaser presents Seller with reasonable proof that money or property representing payment of all or a portion of any Ineligible Account has been remitted to Seller, or (iii) Seller at any time following one hundred eighty (180) days after the Closing Date determines that it has received money or property, which represents payment for all or any portion of any Ineligible Account, in any such case, Seller covenants and agrees to remit such money or property to Purchaser, with proper endorsements. Seller shall remit money or property to Purchaser monthly unless otherwise agreed to in writing by Seller and Purchaser. Seller agrees to indicate on its internal records that the Ineligible Accounts have been sold to, and are the property of Purchaser. Notwithstanding the foregoing, Seller shall have no obligation to remit such money or property to Purchaser under clause (ii) above to the extent Purchaser's request therefor is received more than two (2) years after the applicable payment was remitted to Seller unless prior to expiration of such two
(2) year period Seller determined that it received such payment on account of an Ineligible Account and Seller failed to remit the same to Purchaser as required by clause (iii) above.

                 (b) Seller covenants and agrees to deliver to Purchaser on the Closing Date a duly executed power of attorney in the form of Exhibit "C" attached hereto and incorporated herein by reference.

                 (c) Seller covenants and agrees that from time to time it will, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered under paragraph 9 hereof), including affidavits of lost instruments, and shall take such other action, as Purchaser may reasonably request, to more effectively and properly transfer, convey and assign to, and vest in, Purchaser full, good and valid title to, and to put Purchaser in possession and control of, each Ineligible Account.

                  (d) Seller covenants and agrees that within thirty (30) days after the Closing Date, Seller shall provide to the credit reporting agencies used by Seller a letter of closure and deletion of the "Catherines" trade line records.

                  (e) At Purchaser's request, Seller covenants and agrees to notify the obligors on the Ineligible Accounts that the Ineligible Accounts have been sold to Purchaser upon condition that Purchaser reimburses Seller for the expense of producing and mailing such notices. Seller shall be entitled to review and approve any such notices, which approval shall not unreasonably be withheld.

                  (f) Until the Closing Date, Seller will not materially change its methods of operation so as to result in increased collections with respect to the Ineligible Accounts (i.e. Seller shall not reduce its standards of collections by offering better payment terms to Cardholders than were usual and customary). In addition to the foregoing, between the date hereof and the Closing Date, Seller and Purchaser shall mutually cooperate and take all action reasonably necessary to plan for and effectuate the transfer of the Ineligible Accounts to Purchaser. Without limiting the foregoing, Seller shall provide Purchaser reasonable opportunity to complete such independent investigation and examination of the Ineligible Accounts that Purchaser reasonably deems necessary.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser is duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct its business as it is presently being conducted.

                  (b) Purchaser has all necessary corporate authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement, when duly executed and delivered by Purchaser is a legal valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of any of its obligations hereunder will result in (i) a violation of Purchaser's articles or certificate of incorporation, (ii) a breach of or default under any term, provision of any contract, agreement, indebtedness, lease commitment, license, permit, or authorization to which Purchaser is a party or by which its assets are bound, which breach or default would have a material adverse effect on its business or financial condition or its ability to consummate the transactions contemplated hereby, or (iii) or a violation of Purchaser of any statute, rule, regulation, ordinance, code order, judgment, injunction, decree, or award, which violation would have a material adverse affect on its business or financial condition or its ability to consummate the transactions contemplated hereby.

                  (d) No consent, approval, authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Purchaser in connection with the execution of this Agreement, delivery and performance of this Agreement and the performance of its obligations hereunder.

                  (e) There is no action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation pending, or to the knowledge of Purchaser threatened as of the date of this Agreement, against or relating to Purchaser which has a reasonable possibility of an adverse determination and which, if adversely determined, would be likely to have a material adverse effect on Purchaser or this Agreement or the transactions contemplated hereby.

                  (f) Purchaser has obtained all necessary state and federal approvals and licenses necessary to perform collection activities on the Ineligible Accounts sold hereunder.

                  (g) Purchaser and any affiliate of Purchaser that will be collecting the Ineligible Accounts has $1,000,000 general comprehensive liability insurance.

                  (h) Purchaser is a sophisticated buyer and its decision to purchase the Ineligible Accounts is based upon its own independent expert evaluation of the nature, validity, collectibility, enforceability and value of the Ineligible Accounts. Purchaser has had (or prior to the Closing will have) sufficient opportunity to complete the independent investigation and examination of the Ineligible Accounts that Purchaser deems necessary. Purchaser enters into this Agreement solely on the basis of that investigation and Purchaser's own judgment and the representations expressly set forth in this Agreement. Purchaser has made an independent determination that the Purchase Price represents the Ineligible Accounts' fair and reasonable value. Purchaser is not acting in reliance on any representation of Seller except for those expressly listed in Section 4 hereof.

                  (i) Purchaser has not utilized any broker, investment banker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated by this Agreement.

         7.       Covenants and Agreements of Purchaser

                   (a) Purchaser covenants and agrees that it will not attempt to collect on any Ineligible Account where it has notice that the obligor is deceased or has filed for Chapter 7 bankruptcy except to the extent permitted by applicable law.

                  (b) Purchaser covenants and agrees that it, its successor(s) in interest, or any entity collecting the Ineligible Account on Purchaser's behalf will not use Seller's name in collecting the Ineligible Accounts, other than to explain that Purchaser bought the accounts from Seller, and Purchaser will not represent to the obligor that Purchaser is in any way affiliated with Seller or that Purchaser is collecting the Ineligible Accounts on Seller's behalf.

                  (c) Purchaser covenants and agrees that it will not use Seller's name in reporting the Ineligible Accounts or the status thereof to any third party, including without limitation, credit reporting companies. Any reporting to credit reporting companies shall comply with the Fair Credit Reporting Act and any other laws or regulations governing credit reporting companies.

                  (d) Purchaser may resell or transfer the ownership of any Ineligible Account to a third party, including the transfer of Cardholder information (such as names and addresses) to any third party, (each referred to as "Third Party Buyer"); provided, however, that (except for Purchaser's sale, pledge or transfer of Ineligible Accounts to one or more of its wholly owned subsidiaries or affiliates or to a trust or other special purpose vehicle which is wholly owned by such subsidiary for the sole purpose of obtaining financing and/or issuing asset-backed securities secured by such Ineligible Accounts (collectively, a "Permitted Buyer")) Purchaser shall conduct commercially reasonable due diligence of the Third Party Buyer prior to such transfer. Purchaser shall defend, indemnify and hold harmless Seller from any and all causes of action, claims, expenses or judgments incurred by Seller to the extent a Third Party Buyer or any buyer of Third Party Buyer (collectively referred to herein as "Downstream Buyer") is responsible. Purchaser shall require all Downstream Buyers (other than Permitted Buyers) to agree to be bound to all of the Purchaser's obligations and limitations under this Agreement with respect to the Ineligible Accounts and to acknowledge all of Seller's on-going rights under this Agreement. All Downstream Buyers' requests for documentation pursuant to
Section 10 must be made to Seller through Purchaser, unless Seller otherwise agrees in writing. Nothing in this Section 7(d) shall modify the indemnification provisions between Seller and Purchaser as set forth in Sections 13 and 14 of this Agreement.

                  (e) Purchaser covenants and agrees that in the collection of Ineligible Accounts, Purchaser and its affiliates will materially comply with all applicable state and federal laws, including, but not limited to, debt collection laws.

                  (f) Purchaser covenants and agrees that it and any of its affiliates involved in collection of the Ineligible Accounts will maintain $1,000,000 general comprehensive liability insurance coverage for as long as Purchaser or its affiliates is engaged in collecting Ineligible Accounts.

                  (g) If Seller has not notified the Cardholders of the sale of the Ineligible Accounts pursuant to Section 5(e), Purchaser covenants and agrees to notify the obligors on the Ineligible

Accounts, in the first collection communication sent to the obligor with respect to the Ineligible Account by Purchaser or Purchaser's agent, that Purchaser has bought the Ineligible Account from Seller. Seller shall have the right to review and approve all written notices sent by Purchaser to the Ineligible Account holders informing the Cardholders of Ineligible Accounts of the transfer of the Cardholder's Ineligible Account to Purchaser, which approval shall not be unreasonably withheld.

                  (h) Purchaser covenants and agrees that it or any entity collecting the Ineligible Accounts on its behalf will maintain all necessary state and federal licenses required to perform collection activity on the Ineligible Accounts.

                  (i) If: (i) within one hundred eighty (180) days of the Closing Date, Purchaser receives money or property, which represents payment of all or any portion of any account of Seller's that is not an Ineligible Account (an "Excluded Account") or (ii) following one hundred eighty (180) days after the Closing Date, Seller presents Purchaser with reasonable proof that money or property representing payment of all or a portion of any Excluded Account has been remitted to Purchaser, or (iii) Purchaser at any time following one hundred eighty (180) days after the Closing Date determines that it has received money or property, which represents payment for all or any portion of any Excluded Account, in any such case, Purchaser covenants and agrees to remit such money or property to Seller, with proper endorsements, and, where possible, properly identifying the Account on which payment was received. Purchaser shall remit money or property to Seller monthly unless otherwise agreed to in writing by Seller and Purchaser.

         8. Conditions Of Closing. The obligations of Seller to perform hereunder and sell the Ineligible Accounts and the obligations of Purchaser to perform hereunder and purchase the Ineligible Accounts shall be subject to the satisfaction on or before the Closing Date of the following further conditions:
(i) Seller's and Purchaser's representations and warranties contained in paragraphs 4 and 6 hereof shall be true and correct in all respects on the Closing Date as if made on such date; (ii) Seller and Purchaser shall have performed and observed all covenants, agreements and conditions hereof to be performed or observed by each on or before the Closing Date; and (iii) there shall not have been any materially adverse change in the Ineligible Accounts that have not been waived by Purchaser.

         9. Closing. At the Closing, Purchaser shall deliver to Seller the Purchase Price by wire transfer to a bank account designated by Seller as otherwise provided in Section 2 hereof. Seller will provide a computer transmission of the Ineligible Accounts to Purchaser and deliver to Purchaser an executed Bill of Sale in the form of Exhibit "A", a Verification in the form of Exhibit "B", and a duly executed power of attorney in the form of Exhibit "C". The computer transmission will include the following information: Cardholder's name, address, phone number, social security number, name of any comaker, address of any comaker, telephone number of any comaker, social security number of any comaker, originating balance, date of charge off, last payment date, current interest rate, current principal balance, and whether the Cardholder is deceased (the "Account Information"). In addition to the Bill of Sale, Verification and power of attorney, Seller shall deliver to Purchaser such, assignments, conveyances and other good and sufficient instruments of transfer (all of which shall be consistent with the terms set forth in this Agreement), as shall be effective to vest in Purchaser good and valid title to the Ineligible Accounts.

         10. Account Applications And Billing Statements. Within one hundred eighty (180) days of the Closing Date, upon request by Purchaser, Seller shall provide Purchaser with copies of applications and/or billing statements that Seller may have in its possession for any Ineligible Account (collectively, "Supplemental Information"). During such one hundred eighty (180) day period, Seller shall provide Purchaser with Supplemental Information on up to ten percent (10%) of the Ineligible Accounts transferred on the Closing Date at no cost. If during such one hundred eighty (180) day period Seller provides Purchaser with Supplemental Information on more than ten percent (10%) of the Ineligible Accounts, Purchaser shall pay Two dollars ($2.00) per page for those copies in excess of ten percent (10%).

                  After expiration of such one hundred eighty (180) day period, Seller shall provide Purchaser with Supplemental Information until the date three hundred sixty-five (365) days after the Closing Date. For requests made during such period, Purchaser shall pay Seller Two dollars ($2.00) per request plus Two dollars ($2.00) per page provided irrespective of whether Seller has provided Purchaser with Supplemental Information on more than ten percent (10%) of the Ineligible Accounts. After the date three hundred sixty five (365) days following the Closing Date, to the extent the same is then available to Seller, Seller shall provide Purchaser with Supplemental Information until the date two
(2) years after the Closing Date. For requests made during such period, Purchaser shall pay Seller Ten dollars ($10.00) per request plus Two dollars ($2.00) per page. After the date two (2) years following the Closing Date Seller shall have no obligation to provide Purchaser with Supplemental Information. Seller shall not dispose of any Supplemental Information for Ineligible Accounts in its possession prior to expiration of two (2) years after the Closing Date. Seller shall maintain all Supplemental Information which is in its possession or control in accordance with Seller's record retention policy as in effect on the date hereof. Seller represents that its record retention policy as related to Supplemental Information is in compliance with all applicable laws, rules and regulations.

         11. Seller's Repurchase Of Ineligible Accounts. With respect to any Ineligible Account of which Purchaser gives Seller notice under Paragraph 12(a) below, Seller shall repurchase the Ineligible Account at the same price that Purchaser paid Seller for such Ineligible Account, less any payments received by Purchaser on the Ineligible Account. Seller agrees to pay this amount within thirty (30) days (or at any other time mutually agreed to in writing by the Parties) after Purchaser's notice. Seller is only obligated to repurchase Ineligible Accounts for which Purchaser has provided notice in accordance with paragraph 12(a) below.

         12.      Purchaser's Presentment of Accounts for Repurchase.

                  (a) If Purchaser, its agent, its successor in interest, or its successor in interest's agent discovers that, within one hundred eighty (180) days following the Closing Date as of 12:01 a.m. on the Closing Date:

                  (i) The name on an Ineligible Account sold on the Closing Date was incorrect;
                  (ii) The stated amount of the obligation due on an Ineligible Account sold on the Closing Date was incorrect because of reasons including but not limited to the following: Seller has released the obligor, the debt is invalid, or the Ineligible Account has been satisfied;
                  (iii) An Ineligible Account sold on the Closing Date was subject to liens for attorney fees; or
                  (iv) Seller has breached any other of its representations or warranties under Section 4 hereof with respect to such Ineligible Account,

Purchaser shall have the right to notify Seller of such event as set forth in 12(b) below within two hundred ten (210) days of the Closing Date, and tender the Ineligible Account to Seller as set out in paragraph 11, in which case Seller shall be obligated to effect such repurchase as provided in paragraph 11.

                  (b)For any Ineligible Account which Purchaser submits to Seller for repurchase as a result of the stated amount of the obligation due being incorrect because Seller discharged all or a portion of the Ineligible Account's outstanding balance due to fraudulent activity on the Ineligible Account, Purchaser shall provide Seller with reasonable proof from the Cardholder attesting that Seller discharged all or a portion of the Ineligible Account because of fraudulent activity on the Ineligible Account.

13.      Indemnification  By Purchaser

                  (a) Purchaser covenants and agrees to defend, indemnify, and hold harmless Seller and its respective parents, officers, employees, affiliates, agents and representatives against any liabilities, judgments, damages, claims, demands, costs, expenses or losses (including reasonable attorney's fees): (i) incurred by reasons of any representation or warranty made by Purchaser in or in connection with this Agreement having been untrue or incorrect in any respect when made or deemed made, or the breach by Purchaser of any covenant or agreement made by it herein, or by reason of any action or proceeding being instituted by any person based upon an allegation or assertion which, if true, would show the existence of any of the foregoing circumstances; or (ii) arising after the Closing Date (due to matters first occurring after the Closing Date) and relating to the Ineligible Accounts or to actions or omissions by Purchaser or its representatives, agents, successors in interest, or any entity collecting on behalf of a successor in interest, with respect the Ineligible Accounts, including but not limited to, failure to be licensed under all applicable state laws to engage in the collection of the Ineligible Accounts, and failure to comply with all applicable state and federal laws, including, but not limited to debt collection laws. Purchaser shall not be liable to defend, indemnify, and hold harmless Seller for any damages, claims, demands, costs, expenses, or losses resulting from inaccurate Ineligible Account information provided by Seller provided, however, that if Purchaser continues to attempt to collect the Ineligible Account after it has knowledge of, or is on notice of such inaccurate information Purchaser shall indemnify and hold Seller harmless as provided herein.

         (b) Each party shall notify the other of any demand, assertion, or claim ("Claims"), including but not limited to a claim brought in the context of litigation (e.g., an original claim, counter-claim, cross claim, etc.,) by any Ineligible Account Cardholder or a third party against

Seller, Purchaser or any servicer involving the Ineligible Accounts, immediately but in no event more than five (5) days after becoming aware of any such Claim. In the event that a Claim: (1) involves an act or failure to act by Seller; or
(2) is related to a business practice of Seller or its parent or affiliate companies; then, in addition to the indemnification obligations set forth in
Section 14, Seller shall, in its sole discretion, have the right to do any or all of the following: (a) assume the defense and/or settlement of the Claim (and all legal costs associated therewith); (b) repurchase the Ineligible Account;
(c) participate in the defense of the Claim including, but not limited to, retaining additional or substitute counsel. If Seller does not elect to assume the defense or repurchase the Ineligible Account, Purchaser shall have the right, but not the obligation, to defend the Claim and Seller shall reimburse Purchaser for all fees and costs (including reasonable attorneys fees) incurred by Purchaser in so defending. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not, without the written consent of Seller, settle or compromise any Claim or consent to the entry of any judgment which imposes any future obligation on Purchaser which does not include, as an unconditional term thereof, the giving by the claimant and or plaintiff to Seller, a release from all liabilities in respect to any and all Claims. Seller's exercise of its rights under this section of the Agreement will not constitute a waiver, of or release from, any claim Seller might have against Purchaser nor, without a specific written agreement to the contrary, will Seller's exercise of its rights hereunder constitute or be construed as an agreement to or an admission of an obligation to indemnify or hold Purchaser harmless with respect to Seller, the Ineligible Account holder, or any third party.

     (c) Notwithstanding any other provision hereof, it is understood and agreed that Seller shall not be entitled to any indemnification payments hereunder unless and until the aggregate amount recoverable exceeds twenty-five thousand dollars ($25,000). Seller shall then be entitled to recover all amounts due in respect of indemnification hereunder in excess of twenty-five thousand dollars ($25,000).

         14.      Indemnification By Seller.

                  (a) Seller covenants and agrees to defend, indemnify, and hold harmless Purchaser and its respective parents, officers, employees, affiliates, agents and representatives against any liabilities, judgments, damages, claims, demands, costs, expenses or losses (including reasonable attorney's fees): (i) incurred by reasons of any representation or warranty made by Seller in or in connection with this Agreement having been untrue or incorrect in any respect when made or deemed made, or the breach by Seller of any covenant or agreement made by it herein, or by reason of any action or proceeding being instituted by any person based upon an allegation or assertion which, if true, would show the existence of any of the foregoing circumstances; or (ii) arising from events that have occurred prior to the Closing Date and relating to the Ineligible Accounts or to actions or omissions of Seller, its representatives or agents with respect thereto.

                  (b) Each party shall notify the other of any demand, assertion, or claim ("Claims"), including but not limited to a claim brought in the context of litigation (e.g., an original claim, counter-claim, cross claim, etc.) by any Ineligible Account Cardholder or a third party against

Seller, Purchaser or any servicer involving the Ineligible Accounts, immediately but in no event more than five (5) days after becoming aware of any such Claim. In the event that a Claim: (1) involves an act or failure to act by Purchaser; or (2) is related to a business practice of Purchaser or its parent or affiliate companies; then, Purchaser shall, in its sole discretion, have the right to do any or all of the following: (a) assume the defense and/or settlement of the Claim; (b) participate in the defense of the Claim including, but not limited to, retaining additional or substitute counsel. If Purchaser does not elect to assume the defense, Seller shall have the right, but not the obligation, to defend the Claim and Purchaser shall reimburse Seller for all fees and costs (including reasonable attorneys fees) incurred by Purchaser in so defending. Notwithstanding anything in this Agreement to the contrary, Seller shall not, without the written consent of Purchaser, settle or compromise any Claim or consent to the entry of any judgment which imposes any future obligation on Seller which does not include, as an unconditional term thereof, the giving by the claimant and or plaintiff to Purchaser a release from all liabilities in respect to any and all Claims. Purchaser's exercise of its rights under this section of the Agreement will not constitute a waiver, of or release from, any claim Purchaser might have against Seller nor, without a specific written agreement to the contrary, will Purchaser's exercise of its rights hereunder constitute or be construed as an agreement to or an admission of an obligation to indemnify or hold Seller harmless with respect to Purchaser, the Ineligible Account holder, or any third party.

         (c) Notwithstanding any other provision hereof, it is understood and agreed that Purchaser shall not be entitled to any indemnification payments hereunder unless and until the aggregate amount recoverable exceeds twenty-five thousand dollars ($25,000). Purchaser shall then be entitled to recover all amounts due in respect of indemnification hereunder in excess of twenty-five thousand dollars ($25,000).

         15. Nature And Survival Of Representations And Warranties and Indemnification. Seller's representations and warranties, which exclude Seller's indemnification under Section 14 above, will survive hereunder for one (1) year from the Closing Date. Purchaser's representations and warranties, which exclude Purchaser's indemnification under Section 13 above, will survive hereunder for one (1) year from the Closing Date.

         16. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear and pay its own costs and expenses.

         17. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person to such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                           If to Seller:
                                    Citibank USA, N.A.
                                    701 E. 60th Street North
                                    Sioux Falls, South Dakota 57104
                                    Attn:  Senior Vice President

                           With a copy to:
                                    Citi Commerce Solutions
                                    Four Parkway North, P. O. Box 865
                                    Deerfield, IL 60015-0865
                                    Attention:    Legal Department

                           If to Purchaser:
                                    Fashion Service Corp.
                                    Attn:  Legal Department
                                    450 Winks Lane
                                    Bensalem, Pa 19020

         18. Severability. If any provision, or application thereof, of this Agreement is held unlawful or unenforceable in any respect, the parties hereto agree that such illegality or unenforceability shall not affect other provisions or applications that can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had not been contained herein. The parties hereto agree that any court may modify the objectionable provision so as to make it valid, reasonable and enforceable and agree to be bound by the terms of such provision, as modified by the court.

         19. Amendments. This Agreement may be amended, modified or waived only by a written instrument executed by all the parties hereto.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one instrument.

         21. Headings. The headings contained in this Agreement and in the exhibits appended hereto are for convenience only and shall not be deemed to affect the interpretation of the provisions of this Agreement.

         22. Governing Law. This Agreement is made pursuant to, and shall be construed under, the substantive laws of the State of South Dakota.

         23. Entire Agreement. This Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no related promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. Both parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement.

         24. No Third-Party Rights. Except as otherwise provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         25. Sales, Use or Transfer Taxes. If any sales, use or transfer tax is assessed or otherwise payable as a result of the transaction contemplated hereby, Purchaser and Seller shall assume the obligation to pay such tax that is its responsibility to pay, to the extent such taxes relate to, or accrue on or after the Closing Date.

         26. Seller's Right to Repurchase Ineligible Accounts.

                  (a) Ineligible Accounts Affected. Seller shall have the right to repurchase any Ineligible Account that has not been paid in full, released or compromised by Purchaser, if Seller reasonably determines that there is a pending or threatened suit, arbitration or other legal proceeding or investigation relating to the Ineligible Account or the Ineligible Account holder, and naming Seller or otherwise involving Seller's interest therein in a manner unacceptable to Seller, or Seller otherwise determines (in its reasonable discretion) that such matter cannot be resolved and/or that Seller's interest therein cannot be adequately protected without Seller owning such Ineligible Account.

                  (b) Right to Repurchase. Upon notice to Purchaser, Seller may repurchase any Ineligible Account described in 26(a) by repaying to Purchaser an amount determined as follows:

         (i) if the applicable Account was a Valuation Account, the purchase price for such Account will be determined by multiplying the balance of the Account as of the Closing Date by the Applicable Percentage and then subtracting any non-refundable recoveries received by Purchaser on the Account; and

         (ii) if the applicable Account was a Foreign Account, the purchase price for such Account will be the balance of the Account as of the Closing Date less any non-refundable recoveries received by Purchaser on the Account; and

         (iii) if the applicable Account was not a Valuation Account or Foreign Account, the purchase price will be One Dollar ($1.00).

         27. Waiver of Jury Trial. In any suit or action arising out of this Agreement, EACH OF THE PARTIES HEREBY KNOWINGLY AND WILLINGLY WAIVES AND SURRENDERS SUCH PARTY'S RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH LITIGATION SHALL BE TRIED TO A JUDGE SITTING ALONE AS THE TRIER OF BOTH FACT AND LAW, IN A BENCH TRIAL, WITHOUT A JURY.

         28. Limitation of Damages. EXCEPT FOR A PARTY'S OBLIGATION TO INDEMNIFY THE OTHER PARTY AGAINST THE CLAIMS OF THIRD PARTIES PURSUANT TO SECTIONS 13 AND 14 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, OR FOR ANY LOSS OF PROFITS OR REVENUE, REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

         29. Non-waiver. The failure of either party to insist, in any one or more instances, on the performance of any terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term or condition, and the obligations of the non-performing party with respect thereto shall continue in full force and effect.





                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                            CITIBANK USA, N.A.


                                             By: _________________________
                                             Its: _________________________

                                            FASHION SERVICE CORP.

                                             By: _________________________
                                             Its: _________________________

                                   Exhibit "A"
                                  BILL OF SALE


         For value received and in further consideration of the mutual covenants and conditions set forth in the Receivables Purchase Agreement (the "Agreement") dated March 14th, 2005, by and among CITIBANK USA, N.A., a national banking association ("Seller"), and Fashion Service Corp. ("Purchaser"), and by the terms of the Agreement, the undersigned has bargained and sold and by these presents does hereby grant, convey, sell, transfer and assign unto Purchaser, its successors and permitted assigns, all of the accounts receivable, loans receivable, notes receivable and contract rights of, in and relating to all Ineligible Accounts, as defined in the Agreement, as set forth in the file transferred to Purchaser today by computer transmission as evidenced by the attached verification (collectively the "Ineligible Accounts" and singularly an "Ineligible Account").

                  TO HAVE AND TO HOLD, unto Purchaser, its successors and assigns, to and for its own proper use and benefit forever.



         IN WITNESS WHEREOF, on this 18th day of March, 2005, Seller has executed this Bill of Sale and affixed Seller's corporate seal to it.

                                          CITIBANK USA, N.A.

                                            By:_______________________________

                                            Its:_______________________________

                                   Exhibit "B"

                                  VERIFICATION



         On this the 18th day of March, 2005, Citibank USA, N.A., as Seller, has transferred to Fashion Service Corp., as Purchaser by computer transmission _______ Ineligible Accounts with outstanding balances totaling
$__________________ for a total purchase price of $_____________. Said accounts represent all Ineligible Accounts as defined in the Receivables Purchase Agreement between Seller and Purchaser dated as of March 14, 2005.


[Remainder of Page intentionally left blank]

         CITIBANK USA, N.A.


         BY:___________________________

         ITS:___________________________

                                   Exhibit "C"

                                POWER OF ATTORNEY
                           FOR COLLECTION OF ACCOUNTS


___________________________
___________________________
___________________________


Gentlemen:

         This Power of Attorney is being executed and delivered by the undersigned, CITIBANK USA, N.A., a national banking association ("Seller" or the "undersigned") at the closing of the transactions pursuant to that certain Receivables Purchase Agreement dated March 14, 2005 ("Agreement") between Seller and Fashion Service Corp., ("you" or "Purchaser"). Pursuant to the Agreement Seller will sell, transfer and assign to Purchaser certain credit card accounts receivable, (collectively the "Ineligible Accounts" and singularly an "Ineligible Account").

         In connection with the foregoing, and to facilitate the collection by Purchaser of the Ineligible Accounts, the undersigned hereby appoints Purchaser as Attorney-in-Fact of and for the undersigned, in accordance with the following provisions.

         1. Power of Attorney. The undersigned hereby appoints Purchaser as Attorney-in-Fact of and for the undersigned, with full power of substitution, with all power and authority in the name of the undersigned:
                  (a) To make, endorse, accept, receive, sign, seal, execute, acknowledge and deliver notes, assignments, agreements, certificates, hypothecations, checks, bonds, vouchers, receipts, and other written instruments of whatever kind and nature which evidence or are related to the Ineligible Accounts and any property given in pledge or as security therefor; and
                  (b) To deposit and withdraw for your own use, in either the undersigned's name or Purchaser's name, or jointly in both our names, any funds, monies or properties which may come into your hands and which are proceeds from, or other payment upon, any account.

         2. Governing Law. This Power of Attorney shall be construed in accordance with the laws of the State of South Dakota applicable to agreements made and to be performed entirely within such State.

         3. Authority. This instrument constitutes a representation of the authority of the undersigned to execute and deliver this Power of Attorney.

                                      Very truly yours,


                                      CITIBANK USA, N.A.

                                      By:______________________________________

                                      Its:_____________________________________

                                    Exhibit 6
                                Service Agreement

                             SUB-SERVICING AGREEMENT


         This SUB-SERVICING AGREEMENT (the "Agreement"), dated as of March 15, 2005, is made by and between SPIRIT OF AMERICA, INC., a Delaware corporation ("Servicer"), and CITICORP CREDIT SERVICES, INC. (USA), a Delaware corporation ("Sub-Servicer").

         WHEREAS, pursuant to a Purchase Agreement, dated March 14, 2005 (the "Purchase Agreement"), by and between Spirit of America National Bank, a national banking association ("Purchaser"), and Citibank USA, N.A., a national banking association ("Seller"), Purchaser has agreed to purchase, and Seller has agreed to sell, upon the terms and conditions set forth therein, the Assets to be Sold; and

         WHEREAS, Purchaser and Seller will enter into that certain Assignment and Bill of Sale and that certain Assumption Agreement, each to be dated as of March 18, 2005; and

         WHEREAS, Servicer desires that Sub-Servicer provide certain processing services to Servicer with respect to the conversion, delivery, processing and administration of the Credit Card Business for an interim period on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

                                   ARTICLE 1.
                                INTERIM SERVICING

         1.1 Transfer of Servicing. Servicer shall use reasonable efforts to assume the administration, management, processing and servicing of the Credit Card Business promptly (and in any event within ninety (90) days) after the Transfer Date. Sub-Servicer shall cooperate with Servicer in the transfer of such administration, management, processing and servicing.

         1.2 Interim Servicing. Until 9:30 p.m. Eastern Time on March 21, 2005, or such earlier time as Servicer notifies Sub-Servicer in writing of the revocation of such power and authority, Sub-Servicer, on Servicer's behalf, (a) shall conduct its duties in accordance with Purchaser's policies and procedures relating to the operation of its credit card business in effect on the date hereof (as such policies and procedures may be amended from time to time, the "Cardholder Guidelines"), which Purchaser acknowledges, for the purpose of the downtime servicing being provided by Sub-Servicer hereunder, shall consist of the activities set forth in Exhibit A attached hereto; (b) may take or permit to be taken such action with respect thereto as it may deem necessary or advisable for the servicing of the Credit Card Business; and (c) shall service the Credit Card Business using the same degree of skill and attention that Sub-Servicer has exercised in the past with respect to accounts that it has serviced for itself or others.

         1.3 Payment. Sub-Servicer agrees to perform under this Agreement for no additional consideration beyond that consideration payable to Seller under the Purchase Agreement.

         1.4 Indemnities. Servicer shall defend, indemnify and hold harmless Sub-Servicer from all damages and liabilities arising from claims or actions brought as a result of the activities of Sub-Servicer under the authority granted herein, except for any damage or liability which shall result from Sub-Servicer's willful misconduct or negligence. Sub-Servicer shall defend, indemnify and hold harmless Servicer from all damages and liabilities arising from claims or actions brought as a result of Sub-Servicer's failure to perform its duties and obligations in accordance with the terms of this Agreement.

                                   ARTICLE 2.
                                  MISCELLANEOUS


         2.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, as follows:

                  If to Servicer, to:

                  Spirit of America, Inc.
                  c/o Charming Shoppes, Inc.
                  450 Winks Lane
                  Bensalem, PA  19020
                  Attention:  General Counsel

                  If to Sub-Servicer, to:

                  Citicorp Credit Services, Inc. (USA)
                  701 East 60th Street North
                  Sioux Falls, SD 57104
                  Attention:  General Counsel

                  With a copy to:
                  Citi Commerce Solutions
                  Four Parkway North
                  P.O. Box 865
                  Deerfield, IL  60015
                  Attention:  Legal Department

         The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 2.1. Any notice, demand or other communication given pursuant to the provisions of this Section 2.1 shall be deemed to have been given on the date actually delivered or three (3) days following the date deposited in the United States mail, properly addressed, postage prepaid, as the case may be.

         2.2 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all rights, privileges, duties and liabilities, and obligations of the parties hereto, may be assigned or delegated by any party without the consent of the other party. In order for any such assignment to be effective, the assigning party and the assignee must first execute a written agreement (and deliver a copy thereof to the other party hereto) by which the assigning party assigns the particular rights or privileges to the assignee. In order for any such delegation to be effective, the delegating party and the delegatee must first execute a written agreement (and deliver a copy thereof to the other party hereto) by which the delegating party delegates the particular duties, liability or obligations to the delegatee and such delegatee expressly assumes the performance and discharge thereof when due. No such assignment or delegation shall relieve Servicer or Sub-Servicer of any of their respective duties, obligations, or liabilities to the other hereunder which are not performed or discharged in full by such assignee or delegatee.

         2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         2.4 Governing Law. The laws of the State of South Dakota applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         2.5 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         2.6 Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and other written agreements specifically referred to herein embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This instrument and the agreements contained herein may be amended or modified only by a written instrument signed by both parties or their duly authorized agents.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first above written.


                                       SPIRIT OF AMERICA, INC.


                                       By:__________________________
                                       Name:  Kirk R. Simme
                                       Title:  Vice President



                                       CITICORP CREDIT SERVICES, INC. (USA)



                                       By:__________________________
                                       Name:
                                       Title:

                                    Exhibit A

The Cardholder Guidelines shall consist of the following:

1. Collection Processing: None.

2. Remittance Payment Processing: None

3. Statement Processing: None

4. New Account Processing: Effective March 15, 2005, Sub-Servicer shall no longer process requests for new accounts.

5. Customer Service: Effective March 16, 2005, Sub-Servicer will no longer process account maintenance and perform full service customer service functions. Processing will be limited to the following downtime card servicing that is limited to:

         o Monetary adjustments: Late fee credits, finance charge credits, credit processing
         o        Credit limit increase processing
         o Account status changes: Closed account processing, reopen account processing, updated address processing
         o        Plastic replacement order processing

The activity shall be accurately recorded on downtime forms that have been approved by Charming Shoppes, Inc.

6. Automated POS Authorization: Effective March 16, 2005 as of 8:00 a.m. Eastern Time, Sub-Servicer shall support POS authorization processing, as it exists on the date of this Agreement, until March 20, 2005 at 9:00 p.m. Eastern Time, or until such earlier time as Servicer so notifies Sub-Servicer in writing.

                        SCHEDULE 2.3 - REQUIRED CONSENTS


                                      NONE

                                  SCHEDULE 3.1
                               CONVERSION SCHEDULE

--------------------------------------------------------------------------------
Updated 3/4/05    ver 3.0                       All times EST except where noted


CITIGROUP Conversion Schedule (by category)


                                                               Day of Week     Date        Time
                                                               -----------     ----        ----
                          A. FILE CONVERSION

Last full processing day on FDR System (full service)          Tuesday         3/15/2005   11:59 PM

Citigroup posts last transactions to FDR System                Wednesday       3/16/2005   5:00 PM

Master Tapes Cut by FDR                                        Friday          3/18/2005   8:00 AM (MST)

Primary Master Tapes Handed to a Charming Representative       Friday          3/18/2005   2:00 PM (MST)

Secondary Master Tapes Delivered to Delta Airlines  (flight
#1153                                                          Friday          3/18/2005   5:00 PM (MST)

Secondary Master Tapes delivered to TSYS in Atlanta, GA (via
Delta Dash)                                                    Friday          3/18/2005   10:30 PM

Financial Sale and Transfer Date                               Friday          3/18/2005

Wire Transfer of Funds to Citigroup                                                        Prior to delivery
                                                               Friday          3/18/2005   of Master Tapes


                          B. SERVICING

Citigroup begins to perform downtime store/customer service    Wednesday       3/16/2005   8:00 AM

Citigroup ends performing downtime store/customer service      Sunday          3/20/2005   9:30 PM

Citigroup emails downtime records to Charming/BPM              Monday          3/21/2005   9:30 AM



                      C. PAYMENT TRANSFER

Last day of remittance processing by Citigroup                 Tuesday         3/15/2005   11:59 PM

Citigroup starts overnighting payments to First Express        Wednesday       3/16/2005    4:00 PM

         SCHEDULE 8.3 - ADDITIONAL FINANCIAL INFORMATION


Information computed as of Financial Information Computation Date and Transfer
Date:

Stratifications:
Attrition
Balances
Credit Limits
Age
Residence

Five Year Histories Showing $ and/or # of:

Active Accounts
Statements
New Accounts Approved
Ending Net Receivables
Sales
Payments
Billed Finance Charges
Late Fees
NSF Fees
Charge-offs
Delinquency
Fraud Amounts

                  SCHEDULE 8.8.1 - FORM OF CARDHOLDER AGREEMENT

               SCHEDULE 8.8.2 - FORM OF PERIODIC/BILLING STATEMENT

              SCHEDULE 8.12 - TRANSFERS AND ASSIGNMENTS OF ACCOUNTS

                                      NONE